UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
ONEWATER MARINE INC.
______________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
N/A
______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 20, 2025
at 8:00 a.m. Eastern Time
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of OneWater Marine Inc., a Delaware corporation (the “Company”). This year’s Annual Meeting will be held in a virtual-meeting format only via live webcast on February 20, 2025, at 8:00 a.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet by accessing www.virtualshareholdermeeting.com/ONEW2025, where you will find instructions on how to register, vote electronically and submit questions. For additional instructions on how to attend the Annual Meeting, please review the accompanying proxy statement. Only stockholders of record on January 2, 2025, may vote at the Annual Meeting, including any adjournment or postponement thereof.
At the Annual Meeting, you will be asked to consider and vote upon:
(1)    the election of nine director nominees to serve as directors until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation, removal or death;
(2)    the approval of, on an advisory (non-binding) basis, the compensation of our Named Executive Officers (as defined in the enclosed proxy statement);
(3)    the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025; and
(4)    the transaction of such other business as may properly come before the meeting or at any and all adjournments or postponements thereof.
The accompanying proxy statement more fully describes the details of the business to be conducted at the Annual Meeting. Proposal 1 relates solely to the election of the nine directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company. After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR the nine director nominees, FOR the approval of, on an advisory (non-binding) basis, the compensation of our Named Executive Officers, and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible by appointment for ten days prior to the meeting by contacting our Investor Relations department at IR@OneWaterMarine.com.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to provide our notice of annual meeting of stockholders, proxy statement and 2024 annual report to stockholders online, with paper copies available free of charge upon request. On or about January 10, 2025, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), instead of a paper copy of our proxy materials. The Notice of Internet Availability contains instructions on how to access these documents and how to cast your vote via the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials. All stockholders who have so requested will receive a paper copy of the proxy materials by mail. We believe that this process allows us to provide our stockholders with the information they need on a more timely basis, while lowering the costs of printing and distributing our proxy materials. This proxy statement and accompanying form of proxy are dated January 10, 2025, and are expected to be first made available to stockholders on or about January 10, 2025.

Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the telephone at 1 (800) 690-6903 or via the Internet at www.virtualshareholdermeeting.com/ONEW2025 or by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope, if you have requested that a paper copy be mailed to you.
We look forward to speaking with you at the Annual Meeting.
Sincerely,
P. Austin Singleton, Jr.
Chief Executive Officer
January 10, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 20, 2025

Our notice of annual meeting of stockholders, proxy statement, form of proxy card or voting instruction form and 2024 annual report to stockholders are available on the internet at www.proxyvote.com.

i

ONEWATER MARINE INC.
6275 Lanier Islands Parkway
Buford, Georgia 30518
PROXY STATEMENT FOR
2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 20, 2025
at 8:00 a.m. Eastern Time
via Live Webcast by Accessing
www.virtualshareholdermeeting.com/ONEW2025
QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING
1.    What are proxy materials?
The proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of OneWater Marine Inc. (“OneWater,” the “Company,” “we” or “us”) for use at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held via live webcast on February 20, 2025, at 8:00 a.m. Eastern Time by accessing www.virtualshareholdermeeting.com/ONEW2025. The proxy materials include the notice of annual meeting of stockholders, this proxy statement for the Annual Meeting, a 2024 annual report to stockholders and the proxy card or, for shares held in street name (held for your account by a broker or other nominee), a voting instruction form, for the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.
Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about January 10, 2025, we began mailing a Notice of Internet Availability to stockholders entitled to vote at the Annual Meeting containing instructions on how to access the proxy materials and how to vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials. In addition, stockholders of record may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. We believe electronic delivery will expedite the receipt of the materials and will help lower the costs of our proxy materials. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability and on our website, no other information contained on either website is incorporated by reference into or considered to be a part of this document.
2.    Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock, par value $0.01 per share (“Class A common stock”) and Class B common stock, par value $0.01 per share (“Class B common stock” and together with Class A common stock, our “common stock”), at the close of business on January 2, 2025 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. On the Record Date, 14,847,008 shares of Class A common stock were issued and outstanding (constituting 14,847,008 votes), and 1,429,940 shares of Class B common stock were issued and outstanding (constituting 1,429,940 votes). Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. Holders of common stock do not have the right to cumulative voting in the election of directors. Shares of common stock that are present virtually during the Annual Meeting constitute shares of common stock represented “in person.”
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock on the Record Date (a majority of 16,276,948 votes) will constitute a quorum for the transaction of business at the Annual Meeting and any postponement or adjournment thereof, though the Board may fix a new record date for purposes of a postponed or adjourned meeting. Abstentions and broker non-votes, each discussed below, will be counted for the purpose of determining the presence or absence of a quorum.

You are a stockholder of record if your shares of our common stock are registered directly in your own name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”). You are a beneficial owner of shares of our common stock if a brokerage firm, bank or other agent, called a “nominee,” holds your stock. This is often called ownership in “street name” because your name does not appear in the records of Broadridge. If you are a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. If you hold any shares in street name, you have the right to direct your nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you hold any shares of common stock in street name, you should receive a voting instruction form from your nominee.
3.    How do you vote your shares?
If you are a stockholder of record, there are four ways to vote:
•Virtually During the Meeting. You may vote online during the virtual meeting through www.virtualshareholdermeeting.com/ONEW2025. To be admitted to the Annual Meeting and vote your shares, you must go to www.virtualshareholdermeeting.com/ONEW2025 on the day of the Annual Meeting and provide the control number located on the Notice of Internet Availability or proxy card.
•Via the Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided on the Notice of Internet Availability or proxy card. You must have the control number that is on the Notice of Internet Availability or proxy card when voting.
•By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1 (800) 690-6903. You must have the control number that is on the Notice of Internet Availability or proxy card when voting.
•By Mail. You may vote by completing, dating and signing the proxy card and returning it in the postage-prepaid envelope provided.
If you are a beneficial owner of shares held in street name, there are four ways to provide voting instructions:
•Virtually During the Meeting. You should follow the instructions provided by your nominee in order to vote during the virtual meeting at www.virtualshareholdermeeting.com/ONEW2025. To be admitted to the Annual Meeting and vote your shares, you must obtain a legal proxy from your nominee giving you the legal right to vote the shares.
•Via the Internet. You may provide voting instructions via the Internet by following the instructions provided on the Notice of Internet Availability or your voting instruction form.
•By Telephone. If it is allowed by your nominee, you may provide voting instructions via the telephone by calling the toll-free number found on your voting instruction form.
•By Mail. You may provide voting instructions by filling out the voting instruction form and returning it in the postage-prepaid envelope provided.
4.    What if you receive more than one proxy card or voting instruction form?
This means that you may have more than one account at Broadridge, with a nominee, or both. Please vote all proxy cards and voting instruction forms that you receive so that all the shares that you own will be represented at the Annual Meeting.
5.    How may you revoke your proxy or voting instructions?
If you are a stockholder of record, you may revoke or amend your proxy at any time before it is voted at the Annual Meeting by writing to us directly “revoking” your earlier proxy, submitting a new proxy with a later date by mail, by telephone or via the internet or by attending the Annual Meeting and voting in person. Your last dated proxy timely received prior to the Annual Meeting, or vote cast at the Annual Meeting, will be counted. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke or amend any prior voting instructions.
6.    What is discretionary authority?
If you are a stockholder of record and you properly submit your proxy without making any specific selections, your shares will be voted on each matter before the Annual Meeting in the manner recommended by the Board. If other matters not included in this proxy statement properly come before the Annual Meeting, the persons named on the proxy card, or otherwise designated, will have the authority to vote on those matters for you in their discretion. At this time, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement. If you are a beneficial owner of shares held in street name, please see the discussion below regarding broker non-votes and the rules related to voting by nominees.
7.    What are abstentions and “broker non-votes”?
Abstentions
If you are a stockholder of record and you vote “abstain” on the election of directors, the resolution to approve the compensation of our Named Executive Officers or the ratification of the appointment of the independent registered public accounting firm, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote on the matter. Abstentions have the same effect as a vote “against” the election of directors, the resolution to approve the compensation of our Named Executive Officers and the ratification of the appointment of the independent registered public accounting firm.
In all cases, if you are a stockholder of record and you vote “abstain”, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding shares through a nominee, you may instruct your nominee that you wish to abstain from voting on a proposal, and your vote will have the same effect as described above.
“Broker Non-Votes”
If you are a beneficial owner holding shares through a nominee and you fail to instruct the nominee how your shares should be voted on a particular matter, then your broker nominee may submit a vote on your behalf on “routine” matters. A broker nominee generally may not vote on “non-routine” matters without receiving your specific voting instructions. This is called a “broker non-vote.”
At the Annual Meeting, your broker nominee will not be able to submit a vote on any matter other than the ratification of the appointment of the independent registered public accounting firm, unless it receives your specific instructions. If your nominee does not receive your specific instructions for the remaining proposals, it will submit a broker non-vote.
Broker non-votes are counted as present and entitled to vote for quorum purposes, but are not considered entitled to vote and have no effect on the outcome of the election of directors, the resolution to approve the compensation of our Named Executive Officers or the ratification of the appointment of the independent registered public accounting firm.
The broker nominee, however, will be able to vote on the ratification of the appointment of our independent registered public accounting firm even if it does not receive your instructions, so we do not expect any broker non-votes will exist in connection with this proposal.
8.    What proposals will be voted on at the Annual Meeting, and what votes are required to approve each of the proposals?
The required vote for each of the proposals expected to be acted upon at the Annual Meeting and the treatment of abstentions and broker non-votes under each proposal are described below:
Proposal No. 1 - Election of directors. Directors are elected by the affirmative vote of a majority of the shares of the Company’s common stock that are present in person or represented by proxy and entitled to vote on the election of directors. As a result, abstentions will have the same effect as a vote “against” a nominee, but broker non-votes will have no effect on the outcome.
Proposal No. 2 - Approval of, on an advisory (non-binding) basis, the compensation of our Named Executive Officers. Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval of the compensation of our Named Executive Officers. We value the opinions expressed by our stockholders with respect to this advisory vote, and our compensation committee, which is responsible for overseeing and administering our compensation programs, will consider the outcome of the vote, including whether the votes cast “for” this proposal represent the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter when designing our compensation programs and making future compensation decisions for our Named Executive Officers. We will consider this advisory proposal approved if it receives the affirmative vote of the majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. As a result, abstentions will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the vote outcome.
Proposal No. 3 - Ratification of appointment of independent registered public accounting firm. This proposal must be approved by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. As a result, abstentions will have the same effect as a vote “against” the proposal. As discussed above, we do not expect any broker non-votes with respect to this proposal.
9.    How does the Board recommend you vote on the proposals?
•“FOR” the election of each director nominee.
•“FOR” the approval of, on an advisory (non-binding) basis, the compensation of our Named Executive Officers.
•“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025.
10.    What do you need to do to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. This virtual-meeting format uses technology designed to increase stockholder access and provide stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting.
In order to attend, you must register in advance at www.virtualshareholdermeeting.com/ONEW2025. As part of the registration process, you must enter the control number located in your Notice of Internet Availability, proxy card or voting instruction form. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting and to vote and to submit questions during the Annual Meeting. Please be sure to follow the instructions found on your Notice of Internet Availability, proxy card or voting instruction form and subsequent instructions that will be delivered to you via email. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.
On the day of the Annual Meeting, February 20, 2025, stockholders may begin to log in to the virtual-only Annual Meeting fifteen minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 8:00 a.m. Eastern Time. Please allow ample time for online registration and login procedures.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted on the virtual meeting login page at www.virtualshareholdermeeting.com/ONEW2025.
11.    Will I be able to ask questions and participate in the Annual Meeting?
We are aware of concerns that virtual meetings may diminish stockholder voices or reduce accountability and are taking steps to address these concerns. For example, our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication because the online format allows stockholders to communicate with us during the Annual Meeting so they can ask questions to our Board, management and a representative from our independent registered public accounting firm.
We have reserved 20 minutes for stockholder questions at our Annual Meeting. We will answer stockholder questions as they come in, as time permits. We are committed to publicly answering each question received following the Annual Meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
12.    What if I have technical difficulties or trouble accessing the Annual Meeting?
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on February 20, 2025. If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual meeting login page at www.virtualshareholdermeeting.com/ONEW2025. We will have technicians available to assist you.

13.    You share an address with another stockholder. Why did you receive only one copy of the proxy materials, and how may you obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.
A number of brokers with account holders who are stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise, or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at OneWater Marine Inc., 6275 Lanier Islands Parkway, Buford, Georgia 30518 or (678) 541-6300, in each case Attention: Chief Financial Officer, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and proxy statements by contacting your broker or the Company at OneWater Marine Inc., 6275 Lanier Islands Parkway, Buford, Georgia 30518 or (678) 541-6300, in each case Attention: Chief Financial Officer.
14.    How will the results of voting be announced?
We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days after the Annual Meeting.
15.    Who pays the costs of solicitation?
The Company will pay all of the costs of soliciting proxies. We will provide copies of our proxy materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners who request printed copies of these materials and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile or personal solicitation; however, we will not pay these individuals additional compensation for any of these services.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Background
The Board is currently made up of nine members: Anthony Aisquith, Carmen R. Bauza, Christopher W. Bodine, Bari A. Harlam, Jeffrey B. Lamkin, J. Steven Roy, John F. Schraudenbach, P. Austin Singleton and John G. Troiano.
As described below, the Board has nominated Anthony Aisquith, Carmen R. Bauza, Christopher W. Bodine, Bari A. Harlam, Jeffrey B. Lamkin, J. Steven Roy, John F. Schraudenbach, P. Austin Singleton and John G. Troiano for election at the Annual Meeting and each has indicated their willingness to serve if elected. You may not vote by proxy or in person for a greater number of persons than the nine director nominees.
Nomination of Directors
The nominating and governance committee of our Board identifies, evaluates and recommends to the Board potential nominees for election to the Board, including for incumbent directors. In reviewing potential nominees, the nominating and governance committee considers the qualifications of each potential nominee with the qualification standards set forth in its committee charter and in our corporate governance guidelines. Specifically, the nominating and governance committee considers, among other things, each potential nominee’s personal and professional integrity, including commitment to the Company’s core values; and relevant experiences, skills, qualifications and contributions that the nominee brings to the Board as well as each incumbent director's past Board and committee meeting attendance and performance. The Board membership criteria are set forth in our corporate governance guidelines and nominating and governance committee charter, copies of which are available under “Investors > Governance > Governance Documents” on our website at www.onewatermarine.com. After reviewing the qualifications of potential Board candidates, the nominating and governance committee presents its recommendations to the Board, which selects the final director nominees. Upon the recommendation of the nominating and governance committee, the Board nominated Anthony Aisquith, Carmen R. Bauza, Christopher W. Bodine, Bari A. Harlam, Jeffrey B. Lamkin, J. Steven Roy, John F. Schraudenbach, P. Austin Singleton and John G. Troiano for election as directors. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting. The nominating and governance committee considers stockholder nominees using the same criteria set forth above. Stockholders who wish to present a potential nominee to the nominating and governance committee for consideration for election at a future annual meeting of stockholders must provide the nominating and governance committee with notice of the recommendation and certain information regarding the candidate as described in our third amended and restated bylaws (the “Bylaws”) and within the time periods set forth under the caption “Notice of Stockholder Business and Nominations.”
Pursuant to our corporate governance guidelines, the Company endeavors to have a Board consisting of directors who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of the Company and its stockholders. The nominating and governance committee will also consider such factors as diversity, including differences in viewpoints, background, education, gender, race or ethnicity, age and other individual qualifications and attributes. The Company is committed to considering candidates for the Board regardless of gender, race, ethnicity and national origin, and the nominating and governance committee will encourage a search firm, if retained, to seek to present diverse candidates among those candidates presented.
Nominees
The nominating and governance committee has recommended, and the Board has nominated, Messrs. Aisquith, Bodine, Lamkin, Roy, Schraudenbach, Singleton and Troiano and Mses. Bauza and Harlam to be elected as directors at the Annual Meeting. The following table sets forth the following information for Messrs. Aisquith, Bodine, Lamkin, Roy, Schraudenbach, Singleton and Troiano and Mses. Bauza and Harlam: their respective ages as of the Record Date, the positions currently held with the Company and the year each was first elected or appointed a director of the Company.

Nominee/Director Name	Age	Position	Director Since
Anthony Aisquith	57	President, Chief Operating Officer and Director	2020
Carmen R. Bauza	63	Director	2023
Christopher W. Bodine	69	Director	2020
Bari A. Harlam	63	Director	2020
Jeffrey B. Lamkin	55	Director	2020
J. Steven Roy	64	Director	2022
John F. Schraudenbach	65	Director	2020
P. Austin Singleton	51	Founder, Chief Executive Officer and Director	2020
John G. Troiano	54	Director	2020
Board Matrix
The following matrix provides information regarding each nominee for election as a director, including certain types of experiences and skills that the Board has determined are important. The matrix does not encompass all of the experiences and skills of our directors, and the fact that a particular experience or skill is not listed does not mean that a director does not possess it.

Experiences and Skills	Aisquith	Bauza	Bodine	Harlam	Lamkin	Roy	Schraudenbach	Singleton	Troiano
Leadership Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔
Financial or Accounting Acumen	✔				✔	✔	✔		✔
Industry Experience	✔				✔			✔
Operational Experience	✔	✔	✔	✔	✔	✔	✔	✔	✔
Public Company Experience	✔	✔	✔	✔		✔	✔
Race / Ethnicity
Caucasian / White	✔		✔	✔	✔	✔	✔	✔	✔
Hispanic / Latinx		✔
Gender
Female		✔		✔
Male	✔		✔		✔	✔	✔	✔	✔
Directors Nominated for Election
Anthony Aisquith - President, Chief Operating Officer and Director. Mr. Aisquith has served as our President and Chief Operating Officer since April 2019, as a Director since May 2020, and as the President and Chief Operating Officer of One Water Marine Holdings, LLC (“OneWater LLC”) (including its predecessor entity, Singleton Marine) since 2008. Mr. Aisquith served on the Board of Managers of OneWater LLC from 2014 until the Reorganization. Mr. Aisquith has over 25 years of experience in the boating industry, and prior to joining OneWater LLC in 2008, he held several senior management positions at MarineMax (NYSE: HZO). Specifically, from 2003 to 2008, he served as Vice President, and from 2000 to 2008, he served as a Regional President, overseeing MarineMax’s operations in Georgia, North and South Carolina, Texas and California. Prior to serving as Regional President, Mr. Aisquith held a variety of management and sales positions at MarineMax. Before joining MarineMax in June of 1985, Mr. Aisquith worked for ten years in the auto industry. Our Board of Directors believes Mr. Aisquith is qualified to serve on our Board of Directors because of his extensive industry experience and his familiarity with the Company.
Carmen Bauza - Ms. Bauza was appointed to our Board of Directors on March 1, 2023. Ms. Bauza currently serves on the Board of Directors of Zumiez, Inc. (NASDAQ: ZUMZ) and Destination XL Group, Inc. (NASDAQ: DXLG). Ms. Bauza also serves as a member of the board of managers of Claire's Holdings LLC. Most recently, Ms. Bauza served as the Chief Merchandising Officer at Fanatics, Inc. from January 2019 until April 2021. Prior to that, she was the Chief Merchandising Officer at HSN from November 2016 until December 2017 and the Senior Vice President, General Merchandise Manager Consumables, Health and Wellness at Walmart, Inc. (NYSE: WMT) from June 2007 to October 2016. She previously held roles at Bath & Body Works, Inc. (NYSE: BBWI), Five Below, Inc. (NASDAQ: FIVE) and The Walt Disney Company (NYSE: DIS). Ms. Bauza currently serves as a member of the board of trustees at Seton Hill University and as a member of the advisory board of RoundTable Healthcare Partners Council. Ms. Bauza is a graduate of Seton Hill University where she studied fashion merchandising and business management. Our Board of Directors believes Ms. Bauza is qualified to serve on our Board of Directors because of her extensive business and marketing experience as well as her prior board experience.

Christopher W. Bodine - Mr. Bodine has served on our Board of Directors since the closing of our initial public offering (the “IPO”). Mr. Bodine retired as President, Health Care Services at CVS Health Corp (formerly CVS Caremark Corporation) (NYSE: CVS) (“CVS”) after 24 years with CVS in 2009. During his tenure as President, Mr. Bodine was responsible for Strategy, Business Development, Trade Relations, Sales and Account Management, Pharmacy Merchandising, Marketing, Information Technology, and Minute Clinic. Mr. Bodine is currently Chairman and Director of Continuum RX Services, Inc. Mr. Bodine is also a Venture Partner at NewSpring Capital and a Director of Russell Medical Center Foundation. Prior to these positions, he was a director at Allergan Plc (NYSE: AGN), Fred’s, Inc. (NASDAQ: FRED) and Nash-Finch Company. Mr. Bodine formerly served as a Trustee for Bryant University and is active with the Juvenile Diabetes Research Foundation and the American Heart Association. Mr. Bodine attended Troy State University and received an Honorary Doctorate Degree in Business Administration from Johnson & Wales University. Our Board of Directors believes Mr. Bodine is qualified to serve on our Board of Directors because of his prior leadership experience and his public company experience.
Bari A. Harlam - Ms. Harlam was appointed to our Board of Directors on May 12, 2020. Ms. Harlam is a business leader, marketer, educator and author. From April 2018 to March 2020, Ms. Harlam served as Chief Marketing Officer North America at Hudson’s Bay Company (TSX: HBC). She has also served on the Board of Directors of Eastern Bankshares, Inc. (NASDAQ: EBC) since February 2014, of Aterian, Inc. (NASDAQ: ATER) since February 2020, and of Champion Petfoods, LP since March 2020. Ms. Harlam also served on the Board of Directors of Rite Aid Corporation (formerly NYSE: RAD) from September 2020 to August 2024. Prior to her time at Hudson’s Bay Company, she was EVP, Membership, Marketing & Analytics at BJ’s Wholesale Club (NYSE: BJ) from July 2012 to December 2016. Before joining BJ’s Wholesale Club, she served as Chief Marketing Officer at Swipely, now called Upserve, from August 2011 to July 2012 and prior to that, she served as SVP, Marketing at CVS Health (NYSE: CVS) from 2000 to August 2011. Early in her career, she was a Professor at Columbia University from July 1989 to July 1992 and The University of Rhode Island from July 1992 to July 2000. In addition, she was an Adjunct Professor at The Wharton School at The University of Pennsylvania from January 2015 to May 2018. She received a Bachelor of Science in Marketing and Decision Sciences, a Master of Science in Econometrics and a Ph.D. in Marketing from The University of Pennsylvania, The Wharton School. Our Board of Directors believes that Ms. Harlam is qualified to serve on our Board of Directors because of her extensive business and marketing experience as well as her prior board experience.
Jeffrey B. Lamkin - Mr. Lamkin has served on our Board of Directors since the closing of our IPO and served on the Board of Managers and on the Compensation Committee of OneWater LLC (including its predecessor entity, Singleton Marine) from 2012 until the IPO. Mr. Lamkin currently serves as the Chief Executive Officer of Sea Oats Group, a family office focused on luxury lifestyle businesses, and has served in this capacity since 2001. In addition to his role at Sea Oats Group, he serves as the Chief Executive Officer of Cinnamon Shore, a beach town development in Texas, and he is involved with the development of Lively Beach, a beach town development in Texas. Prior to his positions with Sea Oats Group and Cinnamon Shore, Mr. Lamkin spent approximately 16 years in the advertising and marketing industry, specializing in non-traditional media solutions, where he advised many Fortune 100 companies on marketing investments. Mr. Lamkin received a Bachelor of Science with a concentration in Management and a minor in Economics from Towson State University. Our Board of Directors believes Mr. Lamkin is qualified to serve on our Board of Directors because of his extensive business experience and his familiarity with OneWater LLC.
J. Steven Roy - Mr. Roy has served on our Board of Directors since August 2022. Mr. Roy has served as an independent financial advisor since 2019, managing investment activities for a large family office. Prior to working independently, Mr. Roy was the Chief Financial Officer for AAA Cooper Transportation (“ACT”) from 2004 to 2019, a multi-regional logistics company. Mr. Roy simultaneously served as a member of the ACT Board of Directors. Prior to that, he was the Executive Vice-President and Chief Financial Officer of Movie Gallery, Inc., a Nasdaq-listed video specialty retailer. Mr. Roy currently serves on the University of Alabama System Board of Trustees and previously served as a Director at the Business Council of Alabama and the Dothan Area Chamber of Commerce. Mr. Roy earned his B.S. in Accounting from the University of Alabama. Our Board of Directors believes that Mr. Roy is qualified to serve on our Board of Directors because of his public company experience, as well as his financial and leadership background.
John F. Schraudenbach - Mr. Schraudenbach has served on our Board of Directors since the closing of our IPO and has served as Chairman of the Board of Directors since 2023. Mr. Schraudenbach is a partner with The Goodwin Group, an executive retained search firm. Prior to joining Goodwin, Mr. Schraudenbach held various positions at Ernst & Young for 37 years until his retirement in June 2019. Mr. Schraudenbach serves on the board of Proficient Auto Logistics, Inc. (NASDAQ: PAL), a company in the auto hauling industry. He also serves on the board of Printpack, Inc., a private manufacturer of packaging materials for consumer products and other industries. Mr. Schraudenbach also serves on the University of Georgia Foundation Board as well as various other civic organizations. Mr. Schraudenbach received both a Bachelor and Masters of Accounting from the University of Georgia. He is a Certified Public Accountant (inactive). Our Board of Directors believes Mr. Schraudenbach is qualified to serve on our Board of Directors because of his substantial financial and business expertise.

P. Austin Singleton-Founder, Chief Executive Officer and Director. P. Austin Singleton has served as our Chief Executive Officer and Director since April 2019, the Chief Executive Officer of OneWater LLC since its formation in 2014, and the Chief Executive Officer of Singleton Marine, which later merged with Legendary Marine to form OneWater LLC, since 2006. Mr. Singleton served on the Board of Managers of OneWater LLC from its formation in 2006 until our IPO. Mr. Singleton first joined Singleton Marine in 1988, shortly after his family founded Singleton Marine in 1987. Prior to his role as the Chief Executive Officer of OneWater LLC, Mr. Singleton worked in substantially all positions within the dealership from the fuel dock, to the service department, to the sales department, to general manager. Mr. Singleton studied Business and Finance at Auburn University. Our Board of Directors believes Mr. Singleton is qualified to serve on our Board of Directors because of his extensive management and industry experience.
John G. Troiano - Mr. Troiano has served on our Board of Directors since the closing of our IPO and served on the Board of Managers and as Chairman of the Compensation Committee of OneWater LLC from October 2016 until the IPO. Mr. Troiano is the Managing Partner and CEO of The Beekman Group (collectively “Beekman”), which he co-founded in 2004. Mr. Troiano spent two years at the mergers and acquisitions boutique firm Gleacher & Company, Inc. before joining Onex Corporation (TSX: ONEX) in 1996, where he became a Managing Director in Onex Corporation’s New York office in 1999. Mr. Troiano serves on the board and is a chairman of numerous Beekman portfolio companies. Mr. Troiano is on the board of two academic institutions and is involved with various charitable organizations. Mr. Troiano graduated summa cum laude with a B.S. in Economics from The Wharton School of The University of Pennsylvania with concentrations in Finance and Accounting. Mr. Troiano then earned an M.B.A. from Harvard Business School. Our Board of Directors believes Mr. Troiano is qualified to serve on our Board of Directors because of his financial expertise and prior professional experience.
Vote Required
The nominees who receive the affirmative vote of a majority of the shares of the Company’s common stock that are present in person or represented by proxy and entitled to vote on the election of directors will be elected as directors, to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified, unless they resign or their seats become vacant due to removal or death. Abstentions will have the effect of a vote against a nominee and broker non-votes will not affect the election of directors.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the election of the nominees named in this proxy statement.
THE BOARD RECOMMENDS A VOTE “FOR” THE NINE DIRECTOR NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2 - APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
Our Board is committed to excellence in governance. As part of this commitment, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and as required by Rule 14a-21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our Board is providing our stockholders with an opportunity to cast an advisory (non-binding) vote on a resolution to approve the compensation of our Named Executive Officers.
As described below under “Executive Compensation - Compensation Discussion and Analysis,” we have developed a compensation program that is designed to attract, retain and motivate key executives responsible for our success, to provide incentives that reward achievement of performance goals that directly correlate to the enhancement of stockholder value and to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying a significant portion of our executive officers’ compensation to increases in stockholder value. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our Named Executive Officers to exert their best efforts for our success.
We are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, which includes the disclosures in the “Executive Compensation - Compensation Discussion and Analysis” section below, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. For the reasons discussed above, our Board unanimously recommends that our stockholders vote in favor of the following resolution:
“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, narrative discussion and any related material disclosed in the proxy statement.”
As this vote is advisory, it will not be binding on our Board or our compensation committee, and neither our Board nor our compensation committee will be required to take any action as a result of the outcome of the vote. However, our compensation committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
Current Frequency of Shareholder Advisory (Non-Binding) Votes to Approve the Compensation of Our Named Executive Officers
Based on the voting results at the Company’s 2022 Annual Meeting of Stockholders with respect to the frequency (the “Frequency Vote”) of stockholder advisory votes to approve the compensation of the Company’s Named Executive Officers, the Company decided to include an advisory vote to approve the compensation of its Named Executive Officers in its proxy materials on an annual basis. The next required Frequency Vote is scheduled for the Company’s 2028 Annual Meeting of Stockholders.
Vote Required
Approval of the resolution to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. As a result, abstentions will have the same effect as a vote “against” this proposal and broker non-votes will have no effect on the vote outcome.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the resolution to approve the compensation of our Named Executive Officers.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Background
Our audit committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025 and has further recommended to the Board that we submit the selection of Grant Thornton LLP for ratification by our stockholders at the Annual Meeting.
We are not required to submit the appointment of our independent registered public accounting firm for stockholder approval, but we are submitting the appointment of Grant Thornton LLP for stockholder ratification as a matter of good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider its appointment of Grant Thornton LLP. Even if the appointment is ratified, our audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that the change would be in the best interests of the Company.
The audit committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, except to the extent the chairman of the audit committee exercises his delegated authority to pre-approve audit and non-audit services. The audit committee pre-approved all services described below rendered by Grant Thornton LLP in the fiscal year ended September 30, 2024, in accordance with these policies.
In its pre-approval review of non-audit services, the audit committee considers, among other things, the possible impact of the performance of such services on the independent registered public accounting firm’s independence. There were no non-audit services performed by Grant Thornton LLP in the fiscal year ended September 30, 2024. Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Board of Directors and Committees” and “Report of the Audit Committee.”
Grant Thornton LLP has audited our financial statements since 2017. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
Fees for Independent Registered Public Accounting Firm
The following is a summary of the aggregate fees billed to the Company for the audit and other services rendered by Grant Thornton LLP, our independent registered public accounting firm, for the fiscal years ended September 30, 2023 and 2024.

	2024	2023
Audit fees(1)	$1,204,793	$1,389,653
Audit-related fees	—	—
Tax fees(2)	—	—
All other fees	—	—
Total	$1,204,793	$1,389,653

(1)    Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, and work generally only the independent registered accounting firm can reasonably provide, such as consents and review of regulatory documents filed with the SEC.
(2)    Fees for income tax planning and consulting.
Vote Required
Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. As a result, abstentions will have the same effect as a vote “against” this proposal and broker non-votes will have no effect on the vote outcome.
Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE
Director Independence
Our Board currently consists of nine members. Under the listing requirements and rules of the Nasdaq, independent directors must comprise a majority of our Board. In addition, the rules of the Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees must be independent. Under the rules of the Nasdaq, a director will qualify as an “independent director” only if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of its composition, the composition of its committees and independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Messrs. Bodine, Lamkin, Roy, Schraudenbach, and Troiano and Mses. Bauza and Harlam, representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements of the Nasdaq. Our Board also determined that Messrs. Bodine, Lamkin and Roy and Ms. Bauza, who comprise our audit committee; Messrs. Bodine and Roy and Mses. Bauza and Harlam, who comprise our compensation committee; and Messrs. Bodine, Roy, Schraudenbach and Troiano and Ms. Harlam, who comprise our nominating and governance committee, satisfy the respective independence standards for those committees established by applicable rules and regulations of the SEC and the listing requirements of the Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving each non-employee director, if any, described in “Certain Relationships and Related Party Transactions.”
Financial Code of Ethics and Code of Conduct
We have adopted a Financial Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. Any waiver of this code may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq. Any amendments to this code may be made only by the Board. If an amendment to the Financial Code of Ethics is made, appropriate disclosure will be made within four business days after the amendment has been made in accordance with legal requirements and the listing requirements of Nasdaq, including by posting any applicable amendment or waiver on our website.
We have also adopted a Code of Conduct, applicable to all of our employees, directors and officers, that provides basic principles and guidelines to assist such persons in complying with the legal and ethical requirements governing the Company’s business conduct. Any waiver of this code may be made only by our Board, and any such waivers for directors or executive officers will be promptly disclosed. Any amendments to this code may be made only by the Board. If an amendment to the Code of Conduct is made, appropriate disclosure will be made within four business days after the amendment has been made in accordance with legal requirements and the listing requirements of Nasdaq, including by posting any applicable amendment or waiver on our website.
The full text of our Financial Code of Ethics and Code of Conduct is available under “Investors > Governance > Governance Documents” on our website at www.onewatermarine.com. Copies of our Financial Code of Ethics and Code of Conduct are also available in print to any stockholder who requests it by contacting the Company at OneWater Marine Inc., 6275 Lanier Islands Parkway, Buford, Georgia 30518 or (678) 541-6300.

Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, Nasdaq, our third amended and restated certificate of incorporation and our Bylaws. Our corporate governance guidelines are available under “Investors > Governance > Governance Documents” on our website at www.onewatermarine.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or stock exchange requirements as they currently exist will be deemed to be modified as and to the extent such legal, regulatory or stock exchange requirements are modified. In addition, the nominating and governance committee periodically will review and reassess the adequacy of the corporate governance guidelines and recommend any proposed changes to the Board for approval.
Hedging Transactions and Insider Trading Policy
The Company has an insider trading policy and procedures that govern the purchase, sale and other dispositions of its securities by directors, officers and employees. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. Pursuant to the Company’s Insider Trading Policy, all directors, officers and other employees of the Company are prohibited from making any short sales of any securities of the Company and from engaging in transactions involving Company-based derivative securities. This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in straddles or collars, hedging (generally purchasing any financial instrument or engaging in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities) and writing puts or calls. In addition, pursuant to the Company’s Insider Trading Policy, directors, officers and employees are prohibited from holding the Company’s securities in a margin account or pledging securities of the Company as collateral for a loan, with the limited exception of the Company’s Chief Executive Officer, Philip Austin Singleton Jr., and its Chief Operating Officer and President, Anthony Aisquith, each of whom are founders and significant shareholders of the Company. Messrs. Singleton and Aisquith are limited to pledge no more than 15% of their aggregate beneficial ownership of Company securities each year, unless previously approved by a majority of members of the Board. Pledging of the company securities in conjunction with hedging transactions is prohibited. As of the date hereof, Mr. Singleton has pledged 51,826 shares of Class A common stock directly owned by the Austin Singleton Irrevocable Trust, dated December 30, 2015 (the "12/30 Trust"), a family trust, as collateral for a personal loan, representing approximately 3% of his aggregate beneficial ownership of Company securities.
Stockholder Communications
Generally, stockholders who have questions or concerns regarding the Company should contact Investor Relations at ir@onewatermarine.com. Also, any stockholder who wishes to address questions regarding the business or affairs of the Company directly with the Board, the independent directors of the Board, or any individual director, should contact us at OneWater Marine Inc., 6275 Lanier Islands Parkway, Buford, Georgia 30518, Attn: Chief Financial Officer, Secretary, and Vice President of Investor Relations. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. Upon receipt of any such communications, the correspondence will be directed to the appropriate person, including individual directors.
Environmental, Social, and Governance Matters
Our priorities, strategy, and approach with respect to environmental, social, and governance (“ESG”) matters are informed by internal and external stakeholders and determined by senior leadership. Below, find additional details regarding our ESG priorities and ongoing efforts.
Environment
As one of the largest premium boat dealers in the United States, we understand how important it is to protect our environment and waters. We are highly sensitive to the consequences of environmental risks such as climate change, rising sea levels, natural desalination, and we remain proactive in addressing these challenges.
Our approach includes having an ongoing dialogue with internal and external stakeholders to better understand ongoing and developing environmental issues, environmental business risks, and developing new approaches and strategies to minimize our impact. These strategies, as they are identified and modified, are reviewed, and approved by our senior leadership, with oversight from our Board, to ensure alignment with our continuous commitment to sustainability.
In our pursuit to improve our environmental footprint, we have taken several impactful steps such as upgrading our facilities with energy efficient LED lighting and smart thermostats, consolidation of locations, changing certain filler equipment resulting in reduced compressed air requirements, transitioning certain production controls to paperless, reformulating certain products to remove carbon-6 and carbon-8 compounds and continue to evaluate new opportunities.
Additionally, we prioritize responsible waste management and have set up programs to appropriately recycle waste oil to minimize impact on the environment. Similarly, we have created programs for battery core returns to encourage consumers to dispose of old batteries in an environmentally responsible manner.
Our dedication to sustainability reflects our commitment to preserving the environment for future generations while continuously exploring innovative solutions to reduce our ecological footprint.
Social
At OneWater Marine, we are nothing without our amazing and hardworking team. We have embarked on a series of initiatives to improve our workforce, elevate their experience, and foster an environment of safety, inclusiveness, and equity.
Additionally, we are committed to fostering and maintaining an environment in which our employees’ health and safety is the top priority. Currently, we offer a wide range of non-financial benefits for our employees including medical insurance, 401k plans, an employee stock purchase plan and comparable retirement options for full time staff. A safe working environment also means protecting human rights. Our policies prohibit unwelcome conduct and unlawful harassment, human trafficking, forced labor, child labor, and other human rights violations, and we expect our vendors and others with whom we do business to operate consistently with these principles.
To promote diversity, we have a series of local initiatives to grow diverse representation among staff and management roles so that we may encourage diverse candidates and employees to pursue their passions and excel at what they do. Our Board has demonstrated its commitment to diversity considerations by continuing to further grow the diversity of its gender and ethnic composition. We continue to explore additional opportunities to further grow diverse representation within the business. We believe it is important that our senior leadership and Board provide oversight of our ongoing diversity initiatives and commitment to diversity, equity, and inclusion.
Finally, we believe the privacy and data protection of our customers, suppliers and other stakeholders are of utmost importance. To that end, OneWater maintains organizational security measures to protect the personal information of our customers, suppliers, and employees from unauthorized access or use.
Governance
Currently, our environmental and social initiatives are driven and overseen by our management team. Our Audit Committee, as outlined in its committee charter, is responsible for discussing and addressing business risks with the company’s management team. This also includes material environmental risks, including those that relate to regulation and physical climate change risks. Additionally, we will continue to evaluate opportunities for our management team and Board to offer additional oversight on ESG-related matters.

BOARD OF DIRECTORS AND COMMITTEES
During the fiscal year ended September 30, 2024, our Board met 7 times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings of the committees of which he or she was a member in our last fiscal year. The Board encourages all directors to attend the annual meeting of stockholders, if practicable, and all members of the Board who were members of the Board at the time of the 2024 Annual Meeting of Stockholders attended the 2024 Annual Meeting of Stockholders. The Board has a standing audit committee, compensation committee and nominating and governance committee. All members of the audit, compensation and nominating and governance committees are non-employee directors whom the Board has determined are independent under the applicable independence standards.
Board Leadership Structure
Our Bylaws and our corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination that using one or the other structure would be in the best interests of our Company. Currently, the Board has determined that it is in the best interests of the Company to have a separate Chairman and Chief Executive Officer. Mr. Schraudenbach currently serves as the Chairman of the Board, and Mr. Singleton currently serves as the Chief Executive Officer of the Company. In his role as Chairman, Mr. Schraudenbach has the authority to call, and presides over, the executive sessions of the Board consisting solely of independent directors, in which our non-independent directors do not participate. Mr. Schraudenbach also serves as a liaison to management on behalf of the non-employee members of the Board.
Our Board has concluded that our current leadership structure is appropriate at this time. The Board believes that the separation of the roles of Chairman and Chief Executive Officer continues to provide, at present, the best balance of responsibilities, with the Chairman directing Board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s Board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chairman of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company.
In addition, all directors are encouraged to suggest the inclusion of agenda items, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting.
The Board’s independent directors regularly meet in executive session without the presence of any members of management. The Chairman presides at these meetings and provides the Board’s guidance and feedback to the Company’s management team, including the Chief Executive Officer.
Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Risk Oversight
The Board has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, improve long-term organizational performance and enhance stockholder value. Risk management includes not only understanding Company-specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related short-, medium-, and long-term risks and implementing appropriate risk management practices. The Board periodically reviews our business strategy and management’s assessment of the risk environment and the audit committee discusses with management the appropriate level of risk for the Company. Each of our Board committees also oversees the management of risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. In connection with its risk management role, our audit committee meets periodically, both in open session or privately, with representatives from our independent registered public accounting firm and with our Chief Financial Officer. The audit committee oversees the Company’s compliance with legal and regulatory requirements and assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, cybersecurity and legal and regulatory compliance, and discusses with management the Company’s guidelines and policies with respect to risk assessment and risk management.

Board Committees
Our Board has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board are described below, and copies of the charters for each committee are available on our website. Members will serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Rules implemented by the Nasdaq and the SEC require us to have an audit committee comprised of at least three directors who meet the independence and experience standards established by Nasdaq and the Exchange Act. Our audit committee consists of four directors, all of whom are independent under the rules of the SEC. As required by the rules of the SEC and listing standards of the Nasdaq, the audit committee consists solely of independent directors. Messrs. Bodine, Lamkin, and Roy and Ms. Bauza currently serve as members of our audit committee, with Mr. Roy currently serving as chair of the audit committee. Each member of the audit committee is financially literate, and our Board has determined that Mr. Roy qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
This committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the audit committee oversees our compliance programs relating to legal and regulatory requirements. We have adopted an audit committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable Nasdaq standards.
A copy of the audit committee charter is available under “Investors > Governance > Governance Documents” on our website at www.onewatermarine.com. The audit committee met 8 times in the fiscal year ended September 30, 2024.
Compensation Committee
Our compensation committee currently consists of Messrs. Bodine and Roy and Mses. Bauza and Harlam, with Ms. Harlam currently serving as the chair of the compensation committee. Our Board has determined that all current members of the compensation committee are independent under the current listing standards of Nasdaq.
The compensation committee reviews and approves, or recommends that our Board approve, the compensation of our chief executive officer, reviews and approves, or recommends that our Board approve, the terms of compensatory arrangements with our executive officers, administers our incentive compensation and benefit plans for our executive officers, selects and retains independent compensation consultants and assesses whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The compensation committee may delegate to its chairman, any of its members or any subcommittee it may form responsibility and authority for any particular matter as it deems appropriate under the circumstances. The compensation committee may also delegate approval of award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the compensation committee or to members of the Board who are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. We have adopted a compensation committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable Nasdaq standards. From time to time, a subcommittee of the compensation committee may approve equity awards to our officers who are subject to Section 16(b) of the Exchange Act.
The compensation committee engages the human resources consulting division of Aon, plc (“Aon”) as our compensation consultant. From time to time, the compensation committee has instructed Aon to develop a peer group of companies in order to assess the competitiveness of our executive salary, bonus and equity compensation programs and our non-employee director compensation program, to present such data to our compensation committee and to make recommendations to the compensation committee regarding executive officer and non-employee director compensation. Aon reports exclusively to the compensation committee and does not provide any services to us other than services to the compensation committee. In selecting Aon as its independent compensation consultant, the compensation committee assessed the independence of Aon pursuant to SEC and Nasdaq rules and continues to do so annually. The compensation committee has concluded that Aon is independent, and that the Company does not have any conflicts of interest with Aon. Our compensation committee has retained AON to provide similar information and advice for fiscal year 2024 for consideration in establishing overall compensation for our executive officers and non-employee directors.

A copy of the compensation committee charter is available under “Investors > Governance > Governance Documents” on our website at www.onewatermarine.com. The compensation committee met 5 times in the fiscal year ended September 30, 2024.
Nominating and Governance Committee
Our nominating and governance committee currently consists of Messrs. Bodine, Roy, Schraudenbach and Troiano and Ms. Harlam, with Mr. Bodine currently serving as the chair of the nominating and governance committee. Our Board has determined that all current and former members of the nominating and governance committee are independent under the current listing standards of Nasdaq.
The nominating and governance committee is tasked with identifying, evaluating and recommending qualified nominees to serve on our Board, considering and making recommendations to our Board regarding the composition of our Board and its committees, reviewing and recommending to our Board the compensation of our non-employee directors, administering our incentive compensation and benefit plans for non-employee directors, overseeing our internal corporate governance processes, reviewing and approving or disapproving of related party transactions, maintaining a management succession plan and overseeing an annual evaluation of the Board performance. The nominating and governance committee may also delegate approval of award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the compensation committee or to members of the Board who are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. We have adopted a nominating and governance committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and applicable Nasdaq standards.
A copy of the nominating and governance committee charter is available under “Investors > Governance > Governance Documents” on our website at www.onewatermarine.com. The nominating and governance committee met 4 times in the fiscal year ended September 30, 2024.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is currently, or has been during the last fiscal year, one of our employees. None of our executive officers currently serves, or has served during the last fiscal year, as a member of the Board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

EXECUTIVE OFFICERS
Our current executive officers and their respective ages and positions as of the Record Date are set forth in the following table. Biographical information regarding Jack Ezzell is set forth following the table. Biographical information for Messrs. Singleton and Aisquith is set forth above under “Proposal No. 1-Election of Directors.”

Name	Age	Position
P. Austin Singleton	51	Founder, Chief Executive Officer and Director
Anthony Aisquith	57	President, Chief Operating Officer and Director
Jack Ezzell	54	Chief Financial Officer and Secretary
Jack Ezzell-Chief Financial Officer. Jack Ezzell has served as our Chief Financial Officer since April 2019 and as the Chief Financial Officer of OneWater LLC since 2017. Mr. Ezzell has over 30 years of accounting and finance experience, with over 20 years of experience in the boating industry specifically. Immediately prior to beginning his tenure as Chief Financial Officer of OneWater LLC, Mr. Ezzell was a General Manager at MarineMax (NYSE: HZO), where he oversaw all dealership operations at MarineMax’s Clearwater and St. Petersburg, Florida locations. From 2010 to 2015, Mr. Ezzell served as Chief Accounting Officer of Masonite International Corporation (NYSE: DOOR), and from 1998 to 2010, he served as the Controller and as the Chief Accounting Officer at MarineMax. Prior to joining MarineMax, Mr. Ezzell began his career as an auditor for Arthur Andersen. Mr. Ezzell is a Certified Public Accountant and obtained his Bachelor of Science in Accounting from Western Carolina University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
SEC rules require us to disclose certain information with respect to the compensation paid to our "named executive officers" which includes (i) our principal executive officer ("PEO"), (ii) our principal financial officer ("PFO") and (iii) our three most highly paid executive officers other than our PEO and our PFO. Because our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer are our only “executive officers” within the meaning of the SEC rules, this Compensation Discussion and Analysis ("CD&A") reviews the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and Chief Operating Officer, who are collectively referred to as our Named Executive Officers.
The narrative discussion set forth in this CD&A is intended to provide additional information related to the data presented in the compensation-related tables included throughout the “Executive Compensation” section of this proxy statement and to explain our executive compensation philosophy, objectives, and design. Please note that this Executive Compensation section reflects the compensation programs for our Named Executive Officers for the Company's 2024 fiscal year, which includes compensation data from October 1, 2023, through September 30, 2024.
Executive Summary
Named Executive Officers. During the fiscal year ended September 30, 2024, our Named Executive Officers were:

Name	Title
P. Austin Singleton	Founder, Chief Executive Officer and Director
Anthony Aisquith	President, Chief Operating Officer and Director
Jack Ezzell	Chief Financial Officer
2024 Performance Highlights. Fiscal year 2024 was OneWater’s fourth full year as a public company and it saw its first year of revenue decline as a public company amid a challenging year for the marine industry. Some key performance metrics include:
•Revenue decreased 8% to $1.77 billion
•Same-store sales decreased 7%
•Net loss decreased to a loss of $(6) million or $(0.39) per diluted share
•Adjusted EBITDA decreased 53% to $82 million
During fiscal year 2024, the Company navigated a challenging retail environment as consumer behavior and industry inventory reset. Additionally, the Company closed out fiscal year 2024 with Hurricane Helene striking the West Coast of Florida and causing extensive damage. During fiscal year 2024, the Company was able to leverage its revenue and brand diversification, coupled with its geographic reach, to help mitigate the impact of macroeconomic uncertainty and severe weather and outperform the industry.
We define Adjusted EBITDA as net income (loss) before interest expense - other, income tax expense (benefit), depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, loss on extinguishment of debt, stock based compensation, impairment and restructuring, and transaction costs. See Appendix A for more information and a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.
Compensation Objectives. The objectives of the compensation program for our Named Executive Officers are to attract, motivate and retain talented individuals who are committed to achieving our long-term strategic objectives, which include attracting and retaining top talent in our leadership positions, motivating our Named Executive Officers to deliver an exceptional level of individual and team performance results, and rewarding high levels of performance with proportionate levels of compensation. Our compensation program is designed to align the incentives of our Named Executive Officers with our stockholders’ interests, and to promote the achievement of key corporate performance measures.

Summary of Executive Compensation Practices. We strive to maintain judicious governance standards and compensation practices by regularly reviewing best practices in our industry. As in prior years, we incorporated many of these best practices into our 2024 executive compensation program, including the following:

What We Do		What We Don’t Do
✔	We align our executive pay with long-term Company performance	✘	We do not automatically increase salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics
✔	We align our executives’ interests with those of our stockholders by emphasizing long-term and pay-for-performance incentives	✘	We do not provide excise tax gross-ups
✔	We have a one-year minimum vesting requirement under all equity awards, subject to limited exceptions	✘	We prohibit executive officers and directors from hedging or transacting in derivative securities of the Company or pledging our Class A common stock as collateral for a loan, subject to certain exceptions outlined in our Insider Trading Policy
✔	We engage an independent consultant to advise on executive compensation matters	✘	We do not have supplemental retirement benefit arrangements with our executives
✔	We review the independence of the independent compensation consultant annually	✘	We do not provide excessive perquisites
✔	We enforce meaningful stock ownership guidelines for our non-employee directors	✘	We do not allow for single trigger vesting of equity awards in connection with a change in control
Pay-for-Performance Compensation Structure. The components of our fiscal year 2024 executive compensation program consisted primarily of the following:

Component	Performance Period	Objective	Performance Measure Methodology for 2024
Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	Reviewed annually and set based on competitive and internal equity considerations
Annual Short-Term Cash Incentive Awards	Annual	Rewards achievement of annual financial and other objectives, subject to meeting individual performance expectations	Based on performance objectives established by the compensation committee at the beginning of the year
Annual Long-Term Incentive Awards (Unvested Equity)	Long-Term	Design aligns performance with long-term strategic goals and encourages retention of executive team	60% of total annual grants vest based on achievement of performance objectives; 40% of total annual grants vest ratably over three years
Acquisition Incentive Program (Cash)	Long-Term	Design rewards long-term success of acquired businesses and encourage retention of executive team	Based on multi-year performance of acquired businesses following acquisition by the Company
To help retain and motivate our Named Executive Officers, our compensation committee aims to offer competitive compensation packages through a mix of cash (including variable, performance-based cash awards) and long-term, equity-based incentives. The compensation committee does not have any formal policies for allocating total compensation among the various components. Instead, the compensation committee uses its judgment, in consultation with our independent compensation consultant, Aon, to establish an appropriate balance of short-term and long-term compensation for each Named Executive Officer. The balance may change from year to year based on corporate strategy, financial performance and non-financial objectives. Additionally, the compensation committee considers the results of the peer group study with Aon among other considerations. For 2024, our Named Executive Officers had the following compensation mix, with more than 71% - 81% of annual, target executive compensation being performance-based, discretionary and “at risk.”

Pay-for-Performance Structure for NEOs
Portion of Target Compensation that is Variable and Based on Performance
2024 CEO Target Annual Compensation
19%
22%
59%
2024 COO Target Annual Compensation
19%
22%
59%
2024 CFO Target Annual Compensation
29%
22%
49%
Base Salary (Cash)
Annual Incentive (Cash)
Annual Incentive (Unvested Equity)

Process for Determining Compensation
Role of the Compensation Committee. The compensation committee oversees our executive compensation and employee benefit programs, and reviews and approves all compensation decisions relating to our Named Executive Officers. The compensation committee also prepares and approves this report for inclusion in this proxy statement and has reviewed and discussed this CD&A with management.
The compensation committee (i) reviews and approves, or recommends that our Board approve, the compensation and the terms of our compensatory arrangements with our Named Executive Officers, (ii) reviews and recommends to our Board the compensation of our non-employee directors, (iii) administers our incentive compensation and benefit plans, (iv) selects and retains independent compensation consultants, (v) determines and certifies the achievement of corporate performance measures for performance-based compensation and (vi) assesses whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The compensation committee may delegate to its chairman, any of its members, or any subcommittee it may form, the responsibility and authority for any particular matter as it deems appropriate under the circumstances. The compensation committee may also delegate approval of award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the compensation committee or to members of the Board who are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act.
Role of Independent Compensation Consultant. To evaluate fiscal year 2024 compensation, the compensation committee engaged Aon as its independent compensation consultant to assist with its responsibilities related to our Named Executive Officer and director compensation programs. A representative of Aon attends compensation committee meetings, as requested by the compensation committee and periodically communicates with the chair of the compensation committee outside of meetings. Aon provides no services to management or the compensation committee that are unrelated to the duties and responsibilities of the compensation committee. The compensation committee ultimately makes all decisions regarding the compensation of our Named Executive Officers and directors, considering the recommendations and advice of Aon. Aon reports directly to the compensation committee, and all work conducted by Aon for us is on behalf of the compensation committee.
Role of Chief Executive Officer and Senior Management. Our Chief Executive Officer regularly interacts with the compensation committee and its chair to suggest and discuss the structure of our executive compensation programs. Our Chief Executive Officer makes recommendations to the compensation committee for the annual cash and equity incentive awards for our Named Executive Officers and other personnel (other than himself).

Use of Market Data and Peer Group Analysis. From time to time, Aon provides the compensation committee with market and peer group data for comparison purposes, such as to compare equity and pay mix practices. Aon does not provide, and the compensation committee does not utilize, regular compensation benchmarks in its compensation determinations. The companies included in the peer group used for these limited purposes in the 2024 evaluation included: America’s Car-Mart, Inc., Asbury Automotive Group, Inc., Big 5 Sporting Goods Corporation, Callaway Golf Company, Camping World Holdings, Inc., Clarus Corporation, Johnson Outdoors Inc., Lazydays Holdings, Inc., Malibu Boats, Inc., MasterCraft Boats Holdings, Inc., Sleep Number Corporation, Sportsman’s Warehouse Holdings, Inc., Winnebago Industries, Inc., and YETI Holdings, Inc.
Risk Assessment of Compensation Plans
We believe that our compensation program does not encourage excessive or unnecessary risk-taking. This is primarily due to the fact that our compensation programs are designed to encourage our Named Executive Officers and other employees to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our stockholders. Accordingly, our compensation program is balanced between short-term and long-term incentive compensation. Short-term incentive compensation is paid annually in cash, and is dependent on satisfying quantitative factors established by the compensation committee at the beginning of the fiscal year. 60% of the total long-term equity-based incentive compensation awarded to our Named Executive Officers has been granted in the form of long-term equity-based awards in the form of Performance Stock Units ("PSUs") that become contingently earned based on achievement of quantitative performance metrics set by the compensation committee, and, once contingently earned, are converted into Restricted Stock Units ("RSUs") that vest ratably thereafter over a three-year period. The remaining 40% of the total long-term equity-based incentive compensation awarded to our Named Executive Officers has been granted in the form of long-term equity-based awards in the form of RSUs that vest ratably over a three-year period. The combination of over 71% - 81% of total annual compensation is discretionary and/or based on Company performance, and more than half of total annual incentive compensation is in the form of long-term equity-based compensation, which creates substantial disincentives to any short-term risk-taking by our Named Executive Officers. Overall, we believe that the balance within our compensation program results in an appropriate compensation structure for the Company, and that the program does not pose risks that could have a material adverse effect on our business or financial performance.
2024 Compensation Decisions
Base Salaries. Base salaries serve to provide fixed cash compensation to our Named Executive Officers for performing their ongoing responsibilities. Initial base salaries for each of our Named Executive Officers were as set forth in each of their Employment Agreements.
The compensation committee reviewed our Named Executive Officers’ base salaries based on the considerations outlined in this CD&A and input from Aon. The compensation committee also reviewed the Named Executive Officers’ individual performance, the integration of previously completed acquisitions, the financial growth and performance of the Company and how the Company’s performance compared to our peer group. Based on this review, the compensation committee approved adjustments to the salaries of our Named Executive Officers to align them more closely with the Company's peer group. The Chief Executive Officer and Chief Operating Officer’s base salaries were increased by 10% and our Chief Financial Officer's base salary was increased by 26% for 2024. These adjustments reflect that no changes had been made to the salary of the Chief Executive Officer or the Chief Operating Officer since 2021. The Chief Financial Officer's salary was adjusted as part of a tiered approach to bring it in line with peers, as it remained below the peer average as of fiscal year 2023. The adjustments to our Named Executive Officers' base salaries are shown in the table below.

Named Executive Officer	2023	2024	Increase
P. Austin Singleton (CEO)	$725,000	$800,000	10%
Anthony Aisquith (COO)	$725,000	$800,000	10%
Jack Ezzell (CFO)	$475,000	$600,000	26%
Annual Cash Incentive Awards. In early 2021, the compensation committee approved a framework for year-end incentive compensation pursuant to which a percentage of each Named Executive Officer’s target bonus may become earned in an amount ranging from 0% to 200% of target.
The compensation committee reviewed our Named Executive Officers’ target annual bonuses based on the considerations outlined in this CD&A and input from Aon. Based on this review, the compensation committee approved adjustments to the target annual bonuses of our Named Executive Officers to align them more closely with the Company's peer group. The Chief Executive Officer and Chief Operating Officer’s target annual bonuses were increased by 28% and our Chief Financial Officer's target annual bonus was increased by 33% for 2024. These adjustments reflect that no changes had been made to the target annual bonus of the Chief Executive Officer or the Chief Operating Officer since 2021. The Chief Financial Officer's target annual bonus was adjusted as part of a tiered approach to bring it in line with peers, as it remained below the peer average as of fiscal year 2023. The adjustments to our Named Executive Officers' target annual bonuses are shown in the table below.

Named Executive Officer	2023	2024	Increase
P. Austin Singleton (CEO)	$750,000	$960,000	28%
Anthony Aisquith (COO)	$750,000	$960,000	28%
Jack Ezzell (CFO)	$350,000	$465,000	33%
The amount of the target annual bonus that becomes earned is based on the achievement of two quantitative performance criteria. The first criterion measures the Company’s achievement of growth in its Adjusted EBITDA. The second criterion measures the Company’s maintenance of levels of aged inventory. In the fourth quarter of 2024, the compensation committee reviewed the performance of the Company against these criteria. As shown in the table below, the compensation committee certified the achievement of the performance metrics measured by our inventory position in 2024 which resulted in achieving 68% for the aged inventory performance criteria based on our fiscal year 2024 financial results. Due to the decline in profitability of the Company during 2024, the Adjusted EBITDA performance criteria was below the minimum threshold and the compensation committee certified that no payout was eligible for that criteria. Combining the results from the two performance criteria resulted in a total weighting factor of 34%. For each metric reflected in the table below, if less than 80% of the target is achieved, no weighted value would result for that metric, and if more than 120% of the target is achieved, the maximum weighted value for that metric would result.

Metric	Weighting	2024 Metric Target	Achievement of Metric for Threshold Weighting (50% payout);	Achievement of Metric for Target Weighing (100% payout);	Achievement of Metric for Maximum Weighing (200% payout);	Actual 2024 Achievement	Payout Earned
Adjusted EBITDA	50%	$135,071,000	80%	100%	120%	Less than $108,056,800	0%
Aged Inventory	50%	Less than 15.0%	80%	100%	120%	16.9%	68%
						Total Weighted Value	34%
This weighted value was then applied to the target bonus amount of each Named Executive Officer resulting in a cash incentive award equal to 34% of the total target bonus amount for each Named Executive Officer. The target bonus amount was approximately 41% of base salary for each of Messrs. Singleton and Aisquith and approximately 26% of base salary for Mr. Ezzell, as shown in the table below:

Named Executive Officer	Opportunity			Actual
	2024 Base Salary	2024 Target Bonus	Target Bonus as a % of Base Salary	2024 Bonus	2024 Bonus as a % of Target	2024 Bonus as a % of Base Salary
P. Austin Singleton (CEO)	$800,000	$960,000	120%	$327,985	34%	41%
Anthony Aisquith (COO)	$800,000	$960,000	120%	$327,985	34%	41%
Jack Ezzell (CFO)	$600,000	$465,000	78%	$158,875	34%	26%
The compensation committee has approved the payment of each annual cash incentive award for fiscal year 2024.
Annual Long-Term Incentive Awards. We have historically made annual grants of RSU awards subject to time-based vesting and PSU awards subject to performance-based vesting, pursuant to our Incentive Plan. The total aggregate value of the annual RSU and PSU awards is expressed as a dollar amount and is determined annually by the compensation committee, in consideration of the factors described in this CD&A and with advice from Aon. For the 2024 fiscal year, the target aggregate value of the equity awards were set at $2,520,000, $2,520,000 and $1,020,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively, and the compensation committee determined to grant 60% of the total value of the annual equity awards in the form of PSUs, and 40% of the total value of the annual equity awards in the form of RSUs. The number of RSUs and PSUs granted to our Named Executive Officers was determined using $25.62, the closing price of the Company’s common stock on the last trading day immediately preceding October 1, 2023 (the first day of the 2024 fiscal year). The aggregate target value of the RSUs and target PSUs granted to each Named Executive Officer during fiscal year 2024 as it relates to each Named Executive Officers' annual base salary is shown in the table below.

Named Executive Officer	2024 Total Equity Award Target Value	2024 Base Salary	2024 Target Equity Awards as a % of Base Salary
P. Austin Singleton (CEO)	$2,520,000	$800,000	315%
Anthony Aisquith (COO)	$2,520,000	$800,000	315%
Jack Ezzell (CFO)	$1,020,000	$600,000	170%
Each RSU and PSU represents the right to receive a share of Class A common stock after the vesting of the respective award. The RSUs granted during fiscal year 2024 vest in equal installments on the first three anniversaries of October 1, 2023. The number of PSUs granted to the Named Executive Officers reflects a target number of PSUs. The PSUs may become contingently earned with respect to a number of PSUs ranging from 0% to 200% of the target PSUs. The number of PSUs that become contingently earned is determined based on the achievement of Return on Invested Capital and Sales Growth during a one-year performance period beginning on the first day of the fiscal year in which the PSUs were granted. PSUs become contingently earned after certification of achievement of the performance metrics by the compensation committee and then convert to RSUs that vest in equal installments over the three-year period from the date the award was granted; notwithstanding the foregoing, the first tranche of the contingently vested PSUs will vest on the date on which performance is certified if such date is later than the date of grant. The PSUs granted during fiscal year 2024 were subject to a performance period beginning on October 1, 2023, and ending on September 30, 2024. In December 2024, the compensation committee ratified the achievement of the performance results, and determined that 74% of the target PSUs became contingently earned. Shares subject to these contingently earned PSUs vest in equal installments on each of December 10, 2024 (the date on which performance was certified), October 1, 2025 and October 1, 2026.
Acquisition Incentive Program. In order to encourage and reward the successful long-term performance of businesses acquired by the Company and to create a further incentive to retain the Company’s Named Executive Officers, based on advice provided by Aon, our compensation committee adopted the Acquisition Incentive Program in 2022 (the “AIP”). The AIP is a long-term cash incentive program pursuant to which the Named Executive Officers may become eligible for cash awards in amounts determined based on the achievement of financial performance metrics by businesses acquired by the Company over the two-year period following its acquisition. Each Named Executive Officer is granted an award under the AIP with a target value of $50,000 for “small” acquisitions or $100,000 for “large” acquisitions. A percentage of each target award may then become earned in amounts ranging from 0% to 300%. Acquired businesses with an Adjusted EBITDA between $1,000,000 and $3,500,000 are considered small acquisitions, while acquired businesses with an Adjusted EBITDA in excess of $3,500,000 are considered large acquisitions. No awards are granted under the AIP with respect to the acquisition of businesses with an Adjusted EBITDA of less than $1,000,000. During fiscal year 2024, the Company completed one acquisition but it did not meet in the minimum Adjusted EBITDA threshold under the AIP.
The amount of the target awards earned under the AIP is determined by comparing the Adjusted EBITDA of the acquired business for a one-year period prior to the acquisition date to the Adjusted EBITDA of the acquired business for the one-year period ending on the second anniversary of the acquisition date. If the post-acquisition Adjusted EBITDA exceeds, but is less than two times, the pre-acquisition Adjusted EBITDA, then 100% of the target amount of the AIP awards will become earned. If the post-acquisition Adjusted EBITDA is at least two times, but less than three times, the pre-acquisition Adjusted EBITDA, then 200% of the target AIP awards will become earned. If the post-acquisition Adjusted EBITDA is at least three times the pre-acquisition Adjusted EBITDA, then 300% of the target AIP awards will become earned. If the post-acquisition Adjusted EBITDA is less than or equal to the pre-acquisition Adjusted EBITDA, or if the Named Executive Officer is not employed on the second anniversary of the applicable acquisition, then no portion of the target AIP award will become earned. Any amounts that become earned under the AIP will be paid to the Named Executive Officers as soon as practicable after the performance of the applicable acquired business has been determined, provided that the Named Executive Officer remains employed through such date.
Any amounts that become earned under the AIP will be reported in the Summary Compensation Table in the year in which the compensation committee determines such amount is earned pursuant to the terms of the AIP. During fiscal year 2024, the Company determined that each of the Named Executive Officers should receive a payout of $50,000 under the AIP for their AIP awards granted on October 1, 2021.

Employment Agreements and Severance and Change in Control Benefits
We have entered into written Employment Agreements with each of our Named Executive Officers that set forth the terms of their employment. Each of our Named Executive Officers is employed “at will.” These arrangements are further described under the section below entitled “Employment Agreements.”
Our Named Executive Officers are entitled to certain severance and change in control benefits. Such benefits arise upon termination of employment due to death, disability, without cause, for good reason and certain terminations in connection with a change of control of the Company. These arrangements are further described under the section below entitled “Potential Payments Upon Termination or Change in Control.”
Each Named Executive Officer is subject to a general non-competition and non-solicitation clause for periods of one year and two years, respectively, following termination of employment as well as general non-disparagement, nondisclosure and assignment of development clauses. Due to the competitive nature of our industry, the compensation committee believes these severance and change in control provisions are key components of our executive compensation program and are essential to our ability to recruit and retain talent.
Other Benefits
Employee Benefits. We offer a comprehensive array of benefits to our employees, including our Named Executive Officers. These benefits are offered in order to attract and retain employees. Subject to the terms of any applicable plans, policies or programs, each Named Executive Officer is entitled to receive employee benefits, including any and all vacation, deferred compensation, wellness benefits, retirement, health and welfare insurance as we may provide from time to time to salaried employees generally. We also maintain term life insurance for each Named Executive Officer for the benefit of such executive’s estate.
Retirement Benefits. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code whereby employees, including our Named Executive Officers, are allowed to contribute a portion of their base salaries to a tax-qualified retirement account. We provide discretionary matching contributions in amounts determined annually by our management. In fiscal year 2024, matching contributions were made to our Named Executive Officers equal to 50% of the Named Executive Officers' deferral up to 4% of the Named Executive Officers' compensation, subject to applicable nondiscrimination limitations imposed by the Internal Revenue Code. The amount of the contributions made on behalf of our Named Executive Officers for fiscal year 2024 are disclosed in the notes to the Summary Compensation Table.
Outreach and Say on Pay Vote
At our 2024 Annual Meeting, our stockholders voted, on a non-binding, advisory basis, to approve the compensation paid to our Named Executive Officers. We value the opinions of our stockholders, and the compensation committee and the Board consider, and will continue to consider, the outcome of stockholder advisory votes, including the vote that will take place at our 2025 Annual Meeting, when we make compensation decisions for our Named Executive Officers. We have engaged with stockholders on a range of topics, including executive compensation, and we will continue such engagement as we strive to continually enhance our compensation programs.
Other Compensation Practices and Policies
Anti-Hedging and Pledging Policies. Under our Insider Trading Policy, directors and Named Executive Officers, as well as other employees, are prohibited from engaging in certain transactions with respect to our common stock. For information regarding anti-hedging and pledging policies, please see the section entitled “Corporate Governance-Hedging Transactions and Insider Trading Policy” above.
Stock Ownership Guidelines. To align the interests of our directors with the interests of the Company’s other stockholders, our directors must comply with stock ownership guidelines. For information regarding these guidelines, please see the section entitled “Director Compensation” below.
Clawback Policy. The Company adopted the OneWater Marine Inc. Policy Regarding the Recoupment of Incentive Compensation a/k/a Clawback Policy (the “Clawback Policy”) effective as of August 16, 2023. In the event that the Company is required to prepare a financial restatement, the Board (or a committee of the Board consisting of at least two independent directors designated to act for the Board pursuant to the Clawback Policy) shall recoup all incentive-based compensation calculated on a pre-tax basis received after October 2, 2023, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation; (iii) while the Company had a class of securities listed on a national securities exchange or national securities association; and (iv) during the applicable period, that exceeded the amount of incentive-based compensation that otherwise would have been received had the amount been determined based on the Financial Reporting Measures (as defined in the Clawback Policy), as reflected in the restatement.
Compensation Committee Report
The following report of the compensation committee of the Board on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing made with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
The compensation committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to the Board that the CD&A be included in this proxy statement.

Compensation Committee of the Board of Directors
Carmen R. Bauza
Christopher W. Bodine
Bari A. Harlam
J. Steven Roy

Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended September 30, 2022, 2023 and 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
P. Austin Singleton (Founder, Chief Executive Officer and Director)	2024	$800,000	$2,520,060	$377,985	$53,653	$3,751,698
	2023	$725,000	$1,500,050	$750,000	$43,657	$3,018,707
	2022	$725,000	$1,500,034	$1,500,000	$16,267	$3,741,301
Anthony Aisquith (President, Chief Operating Officer and Director)	2024	$800,000	$2,520,060	$377,985	$77,944	$3,775,989
	2023	$725,000	$1,500,050	$750,000	$53,374	$3,028,424
	2022	$725,000	$1,500,034	$1,500,000	$18,216	$3,743,250
Jack Ezzell (Chief Financial Officer)	2024	$600,000	$1,020,035	$208,875	$42,459	$1,871,369
	2023	$475,000	$771,495	$350,000	$28,499	$1,624,994
	2022	$425,000	$500,011	$500,000	$15,497	$1,440,508

(1)    Represents awards of RSUs and PSUs granted to our Named Executive Officers during fiscal year 2024. On October 1, 2023, 39,345 RSUs were granted to each of Messrs. Singleton and Aisquith and 15,926 RSUs were granted to Mr. Ezzell. On October 1, 2023, 59,018 PSUs were granted to each of Messrs. Singleton and Aisquith and 23,888 PSUs were granted to Mr. Ezzell. The amounts reported in this column represent the aggregate grant date fair value of awards of RSUs and PSUs made in the year indicated, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”), excluding the effects of estimated forfeitures. These amounts do not reflect the actual value that may be ultimately realized by the executive. See Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended September 30, 2024 for a discussion of the assumptions used in determining the FASB ASC 718 grant date fair value of these awards.
For purposes of determining the grant date fair value of the PSUs granted during fiscal year 2024, in accordance with SEC rules and FASB ASC Topic 718, we have assumed that the probable outcome of the performance conditions would results in an aggregate settlement of the PSUs at target (100%). If the PSUs were settled at the maximum payout level of 200%, the grant date fair value of the performance-based RSU awards would be as follows: Mr. Singleton, $3,024,082; Mr. Aisquith, $3,024,082; and Mr. Ezzell, $1,224,021. Based on the Company’s actual achievement of the applicable performance metrics during the performance period beginning on October 1, 2023, and ending on September 30, 2024, 74% of the PSUs were contingently earned and will vest ratably over a three-year period, subject to the Named Executive Officer’s continued performance of services to the Company through each vesting date.
The vesting schedule applicable to each award of RSUs and PSUs is described in more detail below under the “Outstanding Equity Awards at Fiscal Year End” table and under the section below entitled “Narrative Disclosure to Outstanding Equity Awards Fiscal Year-End.”
(2)    All of our Named Executive Officers were eligible to receive an annual cash bonus during fiscal year 2024 pursuant to our annual incentive compensation program. The annual incentive arrangement for each Named Executive Officer is described above in the discussion entitled “Compensation Discussion & Analysis―Annual Cash Incentive Award.”
(3)    All of our Named Executive Officers received $50,000 during fiscal year 2024 pursuant to a payout under the AIP . The AIP is described in more detail below in the section above entitled “Compensation Discussion & Analysis―Acquisition Incentive Program.”
(4)    “All Other Compensation” with respect to fiscal year 2024 includes perquisites and other personal benefits consisting of medical premiums of $23,368 paid by us for the benefit of each of the Named Executive Officers at amounts greater than amounts available to employees generally. We paid for wellness benefits for the benefit of Messrs. Singleton, Aisquith and Ezzell in amounts equal to $27,863, $29,526 and $12,146, respectively, for fiscal year 2024. In addition, we paid premiums with respect to life and disability insurance policies for the benefit of Messrs. Singleton, Aisquith and Ezzell in amounts equal to $2,422, $25,050 and $344, respectively, for fiscal year 2024. Mr. Ezzell also participated in our 401(k) plan and received matching contributions of $6,600. Additionally, the Named Executive Officers are eligible to receive discounts on certain purchases (including boats), services and storage and have access to demonstration boats for their personal use. However, these additional perquisites did not result in any additional cost to us, and therefore, no amount is being reported in connection with these perquisites.

Grants of Plan-Based Awards
The table below includes information regarding grants of non-equity incentive plan awards, RSUs and PSUs to our Named Executive Officers during the fiscal year ended September 30, 2024.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
			Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
P. Austin Singleton		(1)	480,000	960,000	1,920,000	―	―	―	―	―
	10/01/2023		―	―	―	29,509	59,018	118,036	―	1,512,041
	10/01/2023		―	―	―	―	―	―	39,345	1,008,019
Anthony Aisquith		(1)	480,000	960,000	1,920,000	―	―	―	―	―
	10/01/2023		―	―	―	29,509	59,018	118,036	―	1,512,041
	10/01/2023		―	―	―	―	―	―	39,345	1,008,019
Jack Ezzell		(1)	232,500	465,000	930,000	―	―	―	―	―
	10/01/2023		―	―	―	11,944	23,888	47,776	―	612,011
	10/01/2023		―	―	―	―	―	―	15,926	408,024

(1)    The amounts included in these rows represent the potential threshold, target, and maximum payouts under the annual cash incentive awards for each Named Executive Officer. Actual payouts of the annual cash incentive awards were determined based on achievement of specified performance measures. For more information, see the section entitled “Compensation Discussion and Analysis―Annual Cash Incentive Awards” above.
(2)    The amounts included in the rows in these three columns represent the number of PSUs granted pursuant to the Incentive Plan during fiscal year 2024 that would contingently vest upon the achievement of a threshold, target and maximum level of performance under the terms of the award. The actual number of PSU awards that were contingently earned in fiscal year 2024 was determined based on the actual achievement of specified performance measures. These PSUs were issued in connection with the annual equity incentive awards for fiscal year 2024, and the number of PSUs contingently earned will vest in three equal installments on each of December 10, 2024 (the date on which performance was certified), October 1, 2025 and October 1, 2026, subject to the Named Executive Officer's continued performance of services to the Company through each vesting date. For more information, see the section entitled “Compensation Discussion and Analysis―Annual Long-Term Incentive Awards” above.
(3)    The amounts included in this column represent the number of RSUs granted pursuant to the Incentive Plan during fiscal year 2024. These RSUs were issued in connection with the annual equity incentive awards for fiscal year 2024 and, will vest in three equal installments on each anniversary of October 1, 2023. For more information, see the section entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table” below.
(4)    The amounts in this column represent the grant date fair value of RSU and PSU awards granted to our Named Executive Officers during fiscal year 2024 computed in accordance with FASB ASC 718, excluding the effects of estimated forfeitures. These amounts do not reflect the actual value that may be ultimately realized by the executive. See Note 13 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended September 30, 2024, for a discussion of the assumptions used in determining the FASB ASC 718 grant date fair value of these awards.
For purposes of determining the grant date fair value of the PSUs granted during fiscal year 2024, in accordance with SEC rules and FASB ASC Topic 718, we have assumed settlement of the PSUs at the target level of performance. Based on the Company’s actual achievement of the applicable performance metrics during the performance period beginning on October 1, 2023 and ending on September 30, 2024, 74% of the PSUs were earned.
Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table
Employment Agreements
Each of our Named Executive Officers was party to an employment agreement during the 2022, 2023 and 2024 fiscal years (each, including any applicable amendment, an “Employment Agreement,” and collectively, the “Employment Agreements”). The narrative below summarizes the payments and benefits that each Named Executive Officer is currently eligible to receive on an annual basis.
Base Salary. Each Named Executive Officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The compensation committee engages the human resources consulting division of Aon as our compensation consultant who assisted in setting the initial base salaries for the Named Executive Officers. Base salary is reviewed by the Board or the compensation committee periodically according to our normal compensation review standards and we intend to continue to use Aon to determine appropriate adjustments to base salaries going forward. The Employment Agreements provide for annual salaries of at least $670,000, $670,000 and $400,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. For fiscal year

2021, the compensation committee approved cost of living adjustments, resulting in the following annual base salaries with certain adjustments for our Named Executive Officers: $725,000, $725,000 and $425,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. For fiscal year 2022, the compensation committee did not adjust the annual base salaries for our Named Executive Officers. For fiscal year 2023, the compensation committee approved cost of living adjustments, resulting in an increase of the annual base salary to $475,000 for Mr. Ezzell. The compensation committee did not adjust the annual base salaries for Mr. Aisquith and Mr. Singleton in fiscal year 2023. For fiscal year 2024, the compensation committee approved increases due to results of the peer group study with Aon, resulting in the following annual base salaries for our Named Executive Officers: $800,000, $800,000 and $600,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively.
Annual Bonus. In fiscal year 2020, the Company adopted a robust annual incentive program in which all of our Named Executive Officers participated in the 2022, 2023 and 2024 fiscal years. The amount of the annual bonus earned by each Named Executive Officer is contingent upon the achievement of performance metrics and targets set annually by the compensation committee, and may range from 0% to 200% of each Named Executive Officer’s target annual bonus, based on the achievement of such metrics and targets. Adjusted EBITDA and aged inventory were utilized as metrics in fiscal years 2022, 2023 and 2024. We intend to continue to use these metrics going forward. The Employment Agreements provide for a target annual bonus of at least $520,000, $520,000 and $100,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. For fiscal year 2021, the compensation committee approved increases to the target annual bonus for each Named Executive Officer, resulting in the following target amounts: $750,000, $750,000 and $250,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. For fiscal year 2022, the compensation committee did not adjust the target annual bonus for each Named Executive Officer. For fiscal year 2023, the compensation committee approved an increase of the target annual bonus to $350,000 for Mr. Ezzell due to the results of the peer group study with Aon. The compensation committee did not adjust the target annual bonus for Mr. Aisquith and Mr. Singleton in fiscal year 2023. For fiscal year 2024, the compensation committee approved increases to the target annual bonus for each Named Executive Officer as a result of the peer group study with Aon, resulting in the following target amounts: $960,000, $960,000 and $465,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively.
Long Term Incentive Compensation. Each Named Executive Officer has historically been eligible to participate in our incentive unit plan and, effective with the closing of our IPO, the Incentive Plan. The Employment Agreements provide for an initial target value for annual grants of long-term equity incentive awards to the Named Executive Officers, with the number of incentive units to be issued to each Named Executive Officer determined based on the market price of our common stock on the date of grant. The initial target amounts provided in the Employment Agreements were $520,000, $520,000 and $300,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. The target aggregate value for each Named Executive Officer’s annual long-term equity incentive award is determined annually by the compensation committee or the Board. For fiscal year 2021 and fiscal year 2022, the target amounts were set at $1,500,000, $1,500,000 and $500,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. For fiscal year 2023, the target amounts were set at $1,500,000, $1,500,000 and $750,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. For fiscal year 2024, the target amounts were set at $2,520,000, $2,520,000 and $1,020,000 for Mr. Singleton, Mr. Aisquith and Mr. Ezzell, respectively. Actual payouts of the annual long-term incentive awards (and thus the number of shares of common stock that may ultimately be granted to each Named Executive Officer) are determined based on the achievement of specified performance measures. For more information, see the section entitled “Compensation Discussion and Analysis―Annual Long-Term Incentive Awards” above. The grant date fair value of RSU and PSU awards granted to each Named Executive Officer for fiscal years 2022, 2023 and 2024 has been disclosed above in the “Stock Awards” column of the Summary Compensation Table.
Acquisition Incentive Program. In fiscal year 2022, the Company adopted a long-term cash incentive program in which all of our Named Executive Officers participated during the 2022, 2023 and 2024 fiscal years. Under the AIP, each Named Executive Officer is granted a target award equal to $50,000 for the Company’s small acquisitions and equal to $100,000 for the Company’s large acquisitions. The amount of each AIP award actually earned by the Named Executive Officers is contingent upon the achievement of certain performance measures by the acquired business over the two-year period following its acquisition by the Company. The performance measures include measuring the Adjusted EBITDA of acquisitions two years after closing of the acquisition compared to the acquired company's preacquisition performance. Depending on the Adjusted EBITDA comparison, a percentage of the AIP award is earned in amounts ranging from 0% to 300% of the target amount. Any amounts earned under the AIP will be paid to the Named Executive Officers as soon as practicable following the two year anniversary of the applicable acquisition, provided that the Named Executive Officers remain continuously employed by the Company through the date on which such amount is paid by the Company. During fiscal year 2022, the Company completed eight acquisitions, two of which qualified as small acquisitions under the AIP and four of which qualified as large acquisitions under the AIP. As such, each Named Executive Officer received awards with an aggregate target value of $500,000 under the AIP with respect to acquisitions completed by the Company in 2022. During fiscal year 2023, the Company completed three acquisitions, two of which qualified for an award under the AIP, with one qualifying as a small acquisition and one qualifying as a large acquisition. No qualifying acquisitions were made during fiscal year 2024. As described above, the Company determined that a payout of $50,000 was earned under the AIP awards granted to the Named Executive Officers on October 1, 2021. Amounts paid under the AIP awards are reflected in the Summary Compensation Table with respect to the AIP awards granted. For more information, see the section entitled “Compensation Discussion and Analysis―Acquisition Incentive Program” above.
Other Compensation Elements. We offer participation in broad-based retirement, health and welfare plans to all of our employees. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code, under which employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account and receive discretionary matching contributions. In fiscal year 2024, matching contributions were made to participating employees equal to 50% of the employee’s deferral up to 4% of the employee’s compensation, subject to applicable nondiscrimination limitations imposed by the Internal Revenue Code. During fiscal year 2024, only Mr. Ezzell participated in our retirement plan. The amount of matching contributions made on behalf of Mr. Ezzell are included in the “All Other Compensation” column of the Summary Compensation Table.
Outstanding Equity Awards at Fiscal Year-End
The following table reflects all outstanding equity-based awards held by our Named Executive Officers as of September 30, 2024, which consist of RSUs and PSUs granted under the Incentive Plan.

Name Number of	Date of Grant		Stock Awards(1)
			Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(7)
P. Austin Singleton	10/01/20	(2)	10,151	242,710	―	―
	01/20/21	(2)	19,131	457,422	―	―
	10/01/22	(3)	13,284	317,620	―	―
	10/01/22	(4)	7,971	190,587	―	―
	10/01/23	(5)	39,345	940,739	―	―
	10/01/23	(6)	―	―	43,674	1,044,245
Anthony Aisquith	10/01/20	(2)	10,151	242,710	―	―
	01/20/21	(2)	19,131	457,422	―	―
	10/01/22	(3)	13,284	317,620	―	―
	10/01/22	(4)	7,971	190,587	―	―
	10/01/23	(5)	39,345	940,739	―	―
	10/01/23	(6)	―	―	43,674	1,044,245
Jack Ezzell	10/01/20	(2)	5,856	140,017	―	―
	01/20/21	(2)	3,904	93,345	―	―
	10/01/22	(3)	4,428	105,873	―	―
	10/01/22	(4)	2,657	63,529	―	―
	11/30/22	(3)	2,214	52,937	―	―
	11/30/22	(4)	1,328	31,752	―	―
	10/01/23	(5)	15,926	380,791	―	―
	10/01/23	(6)	―	―	17,678	442,681

(1)    Each RSU, and each PSU to the extent earned, represents the right to receive one share of our Class A common stock upon vesting.
(2)    These RSU awards relate to PSU awards that became contingently earned at the maximum level of performance following the certification of the Company’s achievement of the applicable performance metrics during the performance period that began on October 1, 2020, and ended on September 30, 2021. The contingently earned PSUs then converted into RSU awards that vest in three equal installments on each of October 1, 2022, October 1, 2023 and October 1, 2024.
(3)    These RSU awards vest in equal installments on each of the first three anniversaries of October 1, 2022.
(4)    These RSU awards relate to PSU awards that became contingently earned at 40% of target following the certification of the Company’s achievement of the applicable performance metrics during the performance period that began on October 1, 2022, and ended on September 30, 2023. The contingently earned PSUs then converted into RSU awards that vest in three equal installments on each of October 1, 2023, October 1, 2024 and October 1, 2025.

(5)    These RSU awards vest in equal installments on each of the first three anniversaries of October 1, 2023.
(6)    The number of units and the associated market value reported in this row represents the achievement of the performance metrics for the PSUs based on the Company's actual performance at fiscal year end at 74% of target. The performance period for the PSUs began on October 1, 2023 and ended on September 30, 2024. In December 2024, the compensation committee certified achievement of the performance metrics for the PSUs at 74%. The PSUs that became contingently earned following certification of achievement of the performance metrics then converted into RSU awards that vest in three equal installments on each of December 10, 2024 (the date on which performance was certified), October 1, 2025 and October 1, 2026.
(7)    The amounts in this column reflect the market value of the shares of Class A common stock subject to outstanding awards of RSUs and PSUs, calculated by multiplying the number of RSUs or PSUs reported by $23.91, the closing price of our Class A common stock on September 30, 2024, the last day of our fiscal year.
Narrative Disclosure to Outstanding Equity Awards at Fiscal Year-End
The Company has adopted the Incentive Plan. The Incentive Plan is an omnibus plan that allows the Company to grant different types of equity awards. Currently, RSUs and PSUs are being granted under the Incentive Plan.
During fiscal years 2022, 2023 and 2024 we granted RSUs and PSUs to our Named Executive Officers under the Incentive Plan. For fiscal years 2022, 2023 and 2024, the aggregate value of the equity grants was allocated 60% to PSUs and 40% to RSUs for each Named Executive Officer.
In fiscal year 2022, the RSUs granted to the Named Executive Officers equaled 14,922 total RSUs with an aggregate grant date fair value of $600,014 for each of Messrs. Singleton and Aisquith and 4,974 total RSUs with an aggregate grant date fair value of $200,005 for Mr. Ezzell. In fiscal year 2023, the RSUs granted to the Named Executive Officers equaled 19,927 total RSUs with an aggregate grant date fair value of $600,002 for each of Messrs. Singleton and Aisquith and 9,965 total RSUs with an aggregate grant date fair value of $300,046 for Mr. Ezzell. In fiscal year 2024, the RSUs granted to the Named Executive Officers equaled 39,345 total RSUs with an aggregate grant date fair value of $1,008,019 for each of Messrs. Singleton and Aisquith and 15,926 total RSUs with an aggregate grant date fair value of $408,024 for Mr. Ezzell. The RSUs granted in fiscal years 2022, 2023 and 2024 vest ratably over a three-year period, subject to the Named Executive Officer’s continued performance of services to the Company through each vesting date.
During fiscal year 2022, the PSUs granted to the Named Executive Officers equaled 22,383 target PSUs with a targeted grant date fair value of $900,020 for each of Messrs. Singleton and Aisquith and 7,461 target PSUs with a targeted grant date fair value of $300,007 for Mr. Ezzell. During fiscal year 2023, the PSUs granted to the Named Executive Officers equaled 29,892 target PSUs with a targeted grant date fair value of $900,048 for each of Messrs. Singleton and Aisquith and 14,946 target PSUs with a targeted grant date fair value of $450,024 for Mr. Ezzell. During fiscal year 2024, the PSUs granted to the Named Executive Officers equaled 59,018 target PSUs with a targeted grant date fair value of $1,512,041 for each of Messrs. Singleton and Aisquith and 23,888 target PSUs with a targeted grant date fair value of $612,011 for Mr. Ezzell. The number of PSUs granted pursuant to the fiscal year 2024 PSU awards was determined based on a target annual equity award value determined by the compensation committee. The ultimate number of units contingently earned pursuant to the fiscal years 2022, 2023 and 2024 PSU awards was determined based on the performance of the Company versus specific objectives over a one-year performance period. For fiscal years 2022, 2023 and 2024, the amount earned with respect to the PSUs could range from 0% to 200% of the target PSUs. The amount of PSUs actually earned for each Named Executive Officer with respect to fiscal year 2022 was determined to be 200%. The amount of PSUs actually earned for each Named Executive Officer with respect to fiscal year 2023 was determined to be 40%. The amount of PSUs actually earned for each Named Executive Officer with respect to fiscal year 2024 was determined to be 74%. The performance measurements for the PSUs granted in fiscal years 2022 and 2023 were based on performance measured against Adjusted EBITDA and aged inventory objectives, with Adjusted EBITDA targets weighted at 80% and inventory objectives weighted at 20%. The performance measurements for the PSUs granted in fiscal year 2024 were based on performance measured against Return on Invested Capital and Sales Growth, with each metric weighted at 50%. Following the initial one-year performance period, the performance-based RSUs contingently earned vest ratably over a three-year period, subject to the Named Executive Officer’s continued performance of services to the Company through each vesting date.
The vesting schedules for the RSUs and PSUs are described in more detail in the notes to the “Outstanding Equity Awards at Fiscal Year End” table. For more information describing the vesting of the RSUs and PSUs, see the section entitled “Compensation Discussion and Analysis―Annual Long-Term Incentive Awards” above.

Options Exercised and Stock Vested
The following table reflects, for each of our Named Executive Officers, the number of RSUs that vested during the fiscal year ended September 30, 2023.

		Stock Awards
		Name Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(14)
P. Austin Singleton	(1)	15,166	388,553
	(2)	10,152	260,094
	(3)	19,132	490,162
	(4)	6,643	170,194
	(6)	3,986	114,877
	(8)	4,333	112,615
	(10)	2,537	61,269
	(11)	4,783	115,509
	(12)	4,974	120,122
	(13)	14,922	360,366
Anthony Aisquith	(1)	15,166	388,553
	(2)	10,152	260,094
	(3)	19,132	490,162
	(4)	6,643	170,194
	(6)	3,986	114,877
	(8)	4,333	112,615
	(10)	2,537	61,269
	(11)	4,783	115,509
	(12)	4,974	120,122
	(13)	14,922	360,366
Jack Ezzell	(1)	8,750	224,175
	(2)	5,856	150,031
	(3)	3,904	100,020
	(4)	2,215	56,748
	(5)	1,108	28,387
	(6)	1,329	38,302
	(7)	665	19,165
	(8)	2,500	64,975
	(9)	10,000	262,400
	(10)	1,464	35,356
	(11)	976	23,570
	(12)	1,658	40,041
	(13)	4,974	120,122

(1)    These amounts represent the vesting on October 1, 2023, of the third of three equal tranches of RSU awards, which converted from earned PSU awards originally granted on March 2, 2020.
(2)    These amounts represent the vesting on October 1, 2023, of the second of three equal tranches of RSU awards, which converted from earned PSU awards originally granted on October 1, 2020.
(3)    These amounts represent the vesting on October 1, 2023, of the second of three equal tranches of RSU awards, which converted from earned PSU awards originally granted on January 20, 2021.
(4)    These amounts represent the vesting on October 1, 2023, of the first of three equal tranches of RSU awards originally granted on October 1, 2022.
(5)    These amounts represent the vesting on October 1, 2023, of the first of three equal tranches of RSU awards originally granted on November 30, 2022.

(6)    These amounts represent the vesting on October 1, 2023, of the first of three equal tranches of RSU awards, which converted from earned PSU awards originally granted on October 1, 2022.
(7)    These amounts represent the vesting on October 1, 2023, of the first of three equal tranches of RSU awards, which converted from earned PSU awards originally granted on November 30, 2022.
(8)    These amounts represent the vesting on February 7, 2024, of the fourth of four equal tranches of RSU awards originally granted on February 11, 2020.
(9)    These amounts represent the vesting on March 2, 2024, of the fourth of four equal tranches of RSU awards originally granted on March 2, 2020.
(10)    These amounts represent the vesting on September 30, 2024, of the fourth of four equal tranches of RSU awards originally granted on October 1, 2020.
(11)    These amounts represent the vesting on September 30, 2024, of the fourth of four equal tranches of RSU awards originally granted on January 20, 2021.
(12)    These amounts represent the vesting on September 30, 2024, of the third of three equal tranches of RSU awards originally granted on October 1, 2021.
(13)    These amounts represent the vesting on September 30, 2024, of the third of three equal tranches of RSU awards, which converted from earned PSU awards originally granted on October 1, 2021.
(14)    The value realized on the vesting of the RSUs reported in this column was calculated as the number of shares of Class A common stock subject to RSUs that vested (including shares withheld for tax withholding purposes) multiplied by the closing price of our Class A common stock on the last trading day immediately prior to the applicable vesting date.
Pension Benefits
The Company does not sponsor or maintain any defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement of its employees, including the Named Executive Officers.
Nonqualified Deferred Compensation
The Company does not sponsor or maintain any defined contribution or other plan for its employees, including the Named Executive Officers, that provides for the deferral of compensation on a basis that is not tax-qualified.
Potential Payments Upon Termination or Change in Control
The following discussion describes the amounts and benefits that would have been owed to the Named Executive Officers in the event of a termination of employment or a change in control as of September 30, 2024, under the Employment Agreements, the equity award agreements, and other compensatory arrangements with the Named Executive Officers.
Pursuant to the Employment Agreements, upon a termination of employment due to death, the Named Executive Officer’s estate will be entitled to (i) payment of the Named Executive Officer’s base salary through the end of the month in which such termination occurs, (ii) payment of the Named Executive Officer’s annual bonus for the year in which such termination occurs, in an amount determined based on target levels of performance and pro-rated based on the number of days the executive was employed during the applicable year (the “Pro-Rated Bonus”), (iii) a one-time payment of $5,000,000 for Mr. Singleton and Mr. Aisquith and $3,000,000 for Mr. Ezzell pursuant to a key man insurance policy maintained by the Company for the executive, (iv) payment for the cost to continue coverage of the executive’s dependents under the Company’s group health plans pursuant to COBRA (the “Benefit Continuation”) for a period of one year, (v) accrued but unpaid vested benefits under any of the Company’s benefit plans, and (vi) any amounts earned but unpaid pursuant to the Employment Agreement including, but not limited to, earned but unpaid base salary or annual bonus and properly submitted but unpaid expense reimbursements (such amounts described in (v) and (vi), the “Accrued Rights”).
Pursuant to the Employment Agreements, the Company may terminate a Named Executive Officer’s employment if he is disabled for a period exceeding six months. Upon a termination of employment due to disability, the Named Executive Officer will be entitled to (i) payment of the Named Executive Officer’s base salary for a period of 12 months (reduced by any amounts paid by disability insurance), (ii) payment of the Pro-Rated Bonus, (iii) the Benefit Continuation for the executive for a period of two years for Mr. Singleton and Mr. Aisquith and a period of one year for Mr. Ezzell, and (iv) the Accrued Rights.
Further, upon termination of employment due to death or disability, the Employment Agreements provide for accelerated vesting in full of any outstanding RSUs and vesting of any unvested PSUs in an amount determined based on actual achievement of the applicable performance criteria following the completion of the applicable performance period.

Upon termination of a Named Executive Officer’s employment for cause or resignation without good reason, all of the Named Executive Officer’s rights to compensation and benefits terminate, except that the Named Executive Officers will be entitled to any Accrued Rights.
Pursuant to the Employment Agreements, upon a termination of a Named Executive Officer’s employment by the Company without cause or by the Named Executive Officer for good reason (each such termination a “Qualifying Termination”), the Named Executive Officer is entitled to (i) payment of the Accrued Rights, (ii) continued payment of base salary for a period of two years for Mr. Singleton and Aisquith and one year for Mr. Ezzell, (iii) payment of the annual bonus, based on the target annual bonus amount in effect immediately prior to such termination and determined based on actual achievement of the applicable performance criteria and the end of the applicable performance period and paid at the same time such amounts are paid to executives employed by the Company and (iv) the Benefit Continuation for the executive for a period of two years for Mr. Singleton and Mr. Aisquith and a period of one year for Mr. Ezzell (such amounts described in (i) through (iv), the “Qualifying Termination Severance”).
The award agreements governing the outstanding PSU and RSU awards provide for “double-trigger” rather than “single trigger” vesting in connection with a change in control of the Company. The outstanding equity awards held by our Named Executive Officers will only vest in connection with a change in control if the Named Executive Officer experiences a Qualifying Termination during the 12-month period following the change in control (a "Qualifying CIC Termination"). Upon the occurrence of a Qualifying CIC Termination, in addition to the Qualifying Termination Severance, all outstanding, unvested RSUs will immediately vest in full. All unvested PSU awards for which performance achievement had been certified at the time of the change in control (i.e., that were contingently vested and thus remained subject only to time-based vesting requirements) will vest immediately upon such termination. PSU awards for which performance achievement had not been certified at the time of the change in control (i.e., were not contingently vested) will not be forfeited, but instead will remain outstanding and will vest in full at the end of the applicable performance period, in an amount determined based on actual of the performance criteria during such performance period.
Each Named Executive Officer is subject to a general non-competition and non-solicitation clause for a period of two years following the date of a termination of employment for Messrs. Singleton and Aisquith and one year for Mr. Ezzell.
Each Employment Agreement and the Incentive Plan generally defines “change in control” as one of the following: (i) a sale, merger or similar transaction or series of related transactions involving the Company or any of its subsidiaries, as a result of which those persons who (together with their affiliates) held 100% of the voting power of the Company immediately prior to such transaction do not hold (either directly or indirectly) more than 50% of the voting power of the Company (or the surviving or resulting entity thereof) after giving effect to such transaction, (ii) the sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in a transaction or series of related transactions or (iii) a majority of the members of the Board are replaced with individuals who are not incumbent directors.
Each Employment Agreement generally defines “good reason” as any one of the following: (i) a material and continuing failure to pay compensation and benefits earned by the Named Executive Officer; (ii) a material diminution in the executive’s compensation and benefits, other than an across the board reduction not to exceed 15%; (iii) a change in the Named Executive Officer’s principal place of employment, without the Named Executive Officer’s consent, to a location that is greater than 50 miles from the Named Executive Officer’s principal place of employment in Atlanta, Georgia; (iv) our breach of a material provision in the Named Executive Officer’s Employment Agreement that is not cured within the time provided to do so; or (v) any requirement that the Named Executive Officer perform duties that in the good faith professional judgment of executive are inconsistent with ethical or lawful business practices.
Each Employment Agreement generally defines “cause” as any one of the following: (i) executive has been convicted of, or pleads guilty or nolo contendere to, a felony involving dishonesty, theft, misappropriation, embezzlement, fraud crimes against property or person, or any act of moral turpitude which negatively impacts the Company, (ii) executive intentionally furnishes materially false, misleading, or gross omissive information concerning a substantial matter material to the Company or persons to whom executive reports, (iii) executive intentionally and wrongfully materially damages material assets of the Company, or (iv) executive inappropriately discloses confidential information of the Company which has a material economic effect on the Company, (v) executive engages in any activity which would constitute a breach of the duty of loyalty as contemplated by the employment agreement, (vi) executive solicits or accepts compensation in any form from any source other than the Company with respect to his service on behalf of the Company (excluding customary business gifts of nominal value), (vii) executive breaches in any material fashion any stated employment policy or provision of the Company’s ethics policy when adopted and which could reasonably be expected to expose the Company to liability in any material financial respect or negatively impact the Company or its business reputation in any material financial effect, (viii) material breach by executive of the employment agreement that is not cured within the time provided to do so, or (ix) executive’s material failure to follow reasonable and lawful directives of the Company and such acts or omissions are not cured within the time provided to do so.
Each Employment Agreement generally defines “disability” as the executive’s inability, due to physical or mental incapacity, to perform his duties under the Employment Agreement with a reasonable accommodation, on a full-time basis for a period of three consecutive months along with the executive’s treating physician’s statement that in such physician’s opinion that his condition will not sufficiently improve within that period to be able to resume substantially all of his duties on a full time basis.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our Named Executive Officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on September 30, 2024, and the price per share of our Class A common stock is the closing price as of September 30, 2024 ($23.91). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different than those reflected in the table below.

Name	Benefits Payable Upon Death ($)		Benefits Payable Upon Disability ($)		Benefits Payable Upon Termination by Company for Cause or by Employee without Good Reason ($)	Benefits Payable Upon Termination by Company Without Cause, or by Employee For Good Reason ($)		Benefits Payable Upon Termination by Company Without Cause, by Employee For Good Reason or Company Non-Renewal in Connection with a Change in Control ($)(1)
P. Austin Singleton
Cash Payments	1,960,000	(2)	1,760,000	(5)	—	3,520,000	(6)	3,520,000	(6)
Accelerated Vesting of Equity	3,193,324	(3)	3,193,324	(3)	—	—		3,193,324	(3)
Payment of COBRA Premiums(4)	10,840		10,840		—	21,680		21,680
Total	$5,164,164		$4,964,164		$—	$3,541,680		$6,735,004
Anthony Aisquith
Cash Payments	1,960,000	(2)	1,760,000	(5)	—	3,520,000	(6)	3,520,000	(6)
Accelerated Vesting of Equity	3,193,324	(3)	3,193,324	(3)	—	—		3,193,324	(3)
Payment of COBRA Premiums(4)	10,840		10,840		—	21,680		21,680
Total	$5,164,164		$4,964,164		$—	$3,541,680		$6,735,004
Jack Ezzell
Cash Payments	965,000	(2)	1,065,000	(5)	—	1,065,000	(6)	1,065,000	(6)
Accelerated Vesting of Equity	1,290,925	(3)	1,290,925	(3)	—	—		1,290,925	(3)
Payment of COBRA Premiums(4)	10,840		10,840		—	10,840		10,840
Total	$2,266,765		$2,366,765		$—	$1,075,840		$2,366,765

(1)    A Qualifying Termination in connection with a change in control must occur within 12 months of the consummation of a change in control in order for the executive to become entitled to the amounts reflected in this column.
(2)    These amounts represent the sum of (i) $0 related to the continued payment of the Named Executive Officers' base salary for the remainder of the month of termination because the assumed termination date occurred on the last day of the month, (ii) the Named Executive Officers' full target annual bonus because the assumed termination date would not require pro-ration of such amount, and (iii) life insurance payments of $1,000,000 for each of Mr. Singleton and Mr. Aisquith and $500,000 for Mr. Ezzell to be paid by the Company to the respective Named Executive Officers' estate.
(3)    These amounts represent the value that would have been received by the Named Executive Officers if (i) all of their outstanding RSUs vested in full and (ii) because the performance period for all outstanding PSUs had ended and because performance had been preliminarily measured at 74% as of September 30, 2024, all of their outstanding PSUs vested in full.
(4)    Note, for a termination due to death, these amounts represent the amount the Named Executive Officer's estate would receive in order to continue coverage of the Named Executive Officer's dependents under the Company’s group health plans for a period of 12 months. For all other terminations, these amounts represent the amount the Named Executive Officer would receive in order to continue his coverage under the Company’s group health plans for a period of 24 months for each of Mr. Singleton and Mr. Aisquith and 12 months for Mr. Ezzell. In each case, the COBRA payment amounts are calculated based on 2024 premiums and the Named Executive Officer's current elections under the applicable health plans, which are each assumed for purposes of this table to remain the same for the entire 12 or 24 months, as applicable.
(5)    These amounts represent the sum of (i) the Named Executive Officer's aggregate annual base salary and (ii) the Named Executive Officer's full target annual bonus because the assumed termination date would not require pro-ration of such amount. For purposes of calculating these amounts, we have assumed that no payments from disability insurance would be received.
(6)    These amounts represent the sum of (i) the Named Executive Officer's annual base salary multiplied by two for each of Mr. Singleton and Mr. Aisquith and one for Mr. Ezzell, and (ii) the amount of each Named Executive Officer's target annual bonus that would have been earned assuming performance is deemed achieved at the target level of performance multiplied by two years for each of Mr. Singleton and Mr. Aisquith and one for Mr. Ezzell to account for continued payment of the annual bonus. The actual amounts attributable to the continued annual bonus payments will depend on actual achievement of the performance metrics in the applicable performance periods.

CEO PAY RATIO
For the fiscal year ended September 30, 2024, the median of the annual total compensation of all employees of our company (other than our CEO) was $67,124 and the annual total compensation of our CEO was $3,751,698. Based on this information, for fiscal year 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 56:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
We identified the median employee by taking into account the total compensation for the fiscal year ended September 30, 2024 reflected in our payroll records for all individuals, excluding our CEO, who were employed by us on September 30, 2024. We included all employees, whether employed on a full-time, part-time, or temporary basis. We did not make any assumptions, adjustments or estimates with respect to their total compensation for the fiscal year ended September 30, 2024 reflected in our payroll records. Once the median employee was identified as described above, that employee’s total annual compensation for the fiscal year ended September 30, 2024 was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. This information is being provided for compliance with SEC rules. Neither the compensation committee nor our management team used the pay ratio measure in making compensation decisions. Given the different methodologies that companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the Pay Versus Performance Table (set forth below) is required to include “Compensation Actually Paid” or “CAP,” as calculated per SEC disclosure rules, to the Company’s PEO and the Company’s non-PEO Named Executive Officers ("NEOs"), as noted below. “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the compensation committee views annual compensation decisions, as discussed in the CD&A. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards which remain subject to forfeiture if the vesting conditions are not satisfied.

Year	Summary Compensation Table Total for PEO($)(1)(2)	Compensation Actually Paid to PEO(1) (3)	Average Summary Compensation Table Total for Non-PEO NEOs($)(4)	Average Compensation Actually Paid to Non-PEO NEOs(4) (5)	Value of Initial Fixed $100 Investment Based On:(6)		Net (Loss) Income ($) (thousands)	Adjusted EBITDA(8) ($) (thousands)
					TSR($)	Peer Group TSR($)(7)
2024	3,751,698	3,205,535	2,823,679	2,455,074	121.85	156.00	(6,176)	82,457
2023	3,018,707	1,837,482	2,326,709	1,438,593	130.56	123.07	(39,111)	176,373
2022	3,741,301	2,685,035	2,591,879	1,804,034	153.44	112.97	152,611	257,600
2021	4,427,902	8,247,303	3,008,981	6,062,872	204.91	147.68	116,413	161,581

(1)Our PEO was P. Austin Singleton during fiscal years 2021 through 2024.
(2)Represents the total compensation paid to our PEO in each year listed, as shown in our Summary Compensation Table for such year listed.
(3)Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year. Instead, this is a dollar amount derived from the starting point of the Summary Compensation Table total compensation under the methodology prescribed under the relevant SEC rules and as reflected in the adjustment table below. As our PEO does not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

PEO
	2024	2023	2022	2021
Summary Compensation Table Total	$3,751,698	$3,018,707	$3,741,301	$4,427,902
Add (Subtract):
Subtract amounts reported under the “Stock Awards” column in the Summary Compensation Table	(2,520,060)	(1,500,050)	(1,500,034)	(2,181,096)
Addition of fair value at year-end of equity awards granted during the year that remain unvested as of year-end	1,984,984	816,868	1,198,137	4,415,460
Fair value at vesting date of awards granted during the year and vested in the same year	—	—	644,034	300,161
Change in fair value of equity awards granted in prior years that were unvested as of year-end	(86,421)	(472,709)	(1,429,029)	1,203,930
Change in fair value of equity awards granted in prior years that vested during the year	(25,649)	(126,321)	(17,654)	67,768
Equity awards granted in prior years that were forfeited during the year	—	—	—	—
Dividends or other earnings paid on equity awards during the year	100,983	100,987	48,280	13,178
Compensation Actually Paid	$3,205,535	$1,837,482	$2,685,035	$8,247,303

(4)Our Non-PEO NEOs were Anthony Aisquith and Jack Ezzell during fiscal years 2021 through 2024.
(5)This figure is the average of compensation actually paid for our NEOs other than our PEO in each year listed. Compensation actually paid does not mean that our NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of the Summary Compensation Table total compensation under the methodology prescribed under the relevant rules as shown in the adjustment table below. As our Non-PEO NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

Non-PEO NEO Average
	2024	2023	2022	2021
Summary Compensation Table Total	$2,823,679	$2,326,709	$2,591,879	$3,008,981
Add (Subtract):
Subtract amounts reported under the “Stock Awards” column in the Summary Compensation Table	(1,770,048)	(1,135,773)	(1,000,023)	(1,410,056)
Addition of fair value at year-end of equity awards granted during the year that remain unvested as of year-end	1,394,228	612,677	798,758	2,943,653
Fair value at vesting date of awards granted during the year and vested in the same year	—	—	429,356	200,121
Change in fair value of equity awards granted in prior years that were unvested as of year-end	(60,643)	(348,256)	(1,101,668)	1,257,953
Change in fair value of equity awards granted in prior years that vested during the year	(12,740)	(97,364)	40,271	53,434
Equity awards granted in prior years that were forfeited during the year	—	—	—	—
Dividends or other earnings paid on equity awards during the year	80,598	80,600	45,461	8,786
Compensation Actually Paid	$2,455,074	$1,438,593	$1,804,034	$6,062,872

(6)Pursuant to SEC rules, the comparison assumes $100 was invested on September 30, 2020. Historical stock price performance is not necessarily indicative of future stock price performance.
(7)The TSR Peer Group is the Russell 2000 index as used in the Company's performance graph found in the Company's 10-K.
(8)In the Company's assessment, Adjusted EBITDA is the financial performance measure that is the most important financial performance measure used by the Company in 2024 to link compensation actually paid to performance. The Company defines Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, gain (loss) on extinguishment of debt, stock-based compensation, restructuring and impairment and transaction costs. For fiscal year 2024, the Company updated its definition of Adjusted EBITDA to include an adjustment for stock-based compensation. The amounts presented for Adjusted EBITDA for fiscal years 2021 through 2023 have been retrospectively adjusted to include an adjustment for stock-based compensation.

Tabular List of Performance Measures

The following is a list of financial performance measures, which, in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024. Please see the CD&A for further information regarding how each of these performance measures are calculated.

•Adjusted EBITDA
•Aged Inventory
•Return on Invested Capital
•Sales Growth

Description of Relationships Between Compensation Actually Paid and Performance

We believe the Company's pay-for-performance philosophy is well reflected in the table above because the Compensation Actually Paid tracks well to the performance measures required to be disclosed in the table. The graphs below describe, in a manner compliant with the relevant SEC rules, the relationship between Compensation Actually Paid and the performance measures described in the table above.

Compensation Actually Paid Versus TSR

Compensation Actually Paid Versus Net (Loss) Income

Compensation Actually Paid Versus Adjusted EBITDA

Equity Compensation Plan Information
The table below sets forth, as of September 30, 2024, certain information with respect to the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
OneWater Marine Inc. 2021 Employee Stock Purchase Plan(2)	—	—	453,870
Equity compensation plans not approved by security holders
OneWater Marine Inc. 2020 Omnibus Incentive Plan(3)	542,119	$ —	1,611,664
Total	542,119	$ —	2,065,534

(1)    All outstanding awards represent restricted stock units, which do not have an exercise price.
(2)    The ESPP contains a formula for calculating the number of securities available for issuance under the ESPP. Pursuant to such formula, the total number of shares of our Class A common stock reserved for issuance pursuant to awards under the ESPP is equal to the sum of (i) 299,505 initially reserved for issuance pursuant to the ESPP, plus (ii) an annual increase on October 1 of each year equal to (A) 149,752 or (B) such lesser of number of shares (including zero) that the Administrative Committee (as defined in the ESPP) determines for purposes of the annual increase for such fiscal year, in each case, subject to adjustment as provided in the ESPP. As of September 30, 2024, 145,139 shares have been issued under the ESPP.
(3)    The Incentive Plan contains a formula for calculating the number of securities available for issuance under the Incentive Plan. Pursuant to such formula, the total number of shares of our Class A common stock reserved for issuance pursuant to awards under the Incentive Plan is equal to 10% of our fully diluted shares outstanding from time to time, subject to adjustment as provided in the Incentive Plan.

DIRECTOR COMPENSATION
During the fiscal year ended September 30, 2024, each of our non-employee directors received the compensation set forth in the table below. Employee directors are not compensated for their additional service provided to our Board and thus are not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)(3)
John F. Schraudenbach	$155,000	$125,000	$280,000
John G. Troiano	$75,000	$125,000	$200,000
Christopher W. Bodine	$95,000	$125,000	$220,000
Jeffrey B. Lamkin	$75,000	$125,000	$200,000
Bari A. Harlam	$95,000	$125,000	$220,000
J. Steven Roy	$100,000	$125,000	$225,000
Carmen R. Bauza	$75,000	$125,000	$200,000

(1)    Represents the aggregate grant date fair value of 4,880 RSUs granted to each nonemployee director on October 1, 2023. The RSUs granted to the non-employee directors vested in full on October 1, 2024, subject to the director’s continued service on the Board. As of September 30, 2024, each of the non-employee directors reflected in the table above held 4,880 unvested RSUs.
(2)    Represents the aggregate grant date fair value of the RSUs granted to each nonemployee director determined in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for a discussion of the assumptions used in determining the FASB ASC 718 grant date fair value of these awards.
(3)    The directors are also eligible to receive discounts on certain purchases (including boats), services and storage and have access to demonstration boats for their personal use, but these additional perquisites did not result in any additional cost to us and therefore no amount is being reported in this table in connection with these perquisites.
Narrative to Director Compensation Table
We believe that attracting and retaining qualified non-employee independent directors is critical to the future value of our continued growth and governance. We also believe that the compensation package for our non-employee independent directors should require that a portion of the total compensation package be equity-based to align the interests of these directors with our equity holders. The following narrative describes the director compensation policy in effect during fiscal year 2024.
We pay our non-employee independent directors an annual retainer of $75,000 in cash each year and award each non-employee independent director with an RSU grant valued, on the date of grant, at $125,000, which will vest one year following the date of grant. The number of RSUs granted annually to the non-employee independent directors is determined by dividing the total value of the RSU award by the adjusted closing price of our Class A common stock immediately prior to the grant date. In addition, the various chairs of Board committees received the following additional cash retainers during fiscal year 2024:
    Non-Executive Chair, if any: $80,000
    Audit Committee Chair: $25,000
    Compensation Committee Chair: $20,000
    Governance Committee Chair: $20,000
Cash retainers are ordinarily paid quarterly in arrears. In addition, the Company maintains share ownership guidelines for non-employee directors. Non-employee directors are required to hold shares of our Class A common stock with a value of $225,000 within five years of joining the Board, $300,000 within six years of joining the Board, and $375,000 (or five times the value of the base annual retainer) within seven years of joining the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the director and executive compensation arrangements discussed above, this section describes transactions since October 1, 2023, to which we have been or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our voting stock, or any member of the immediate family of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Limited Liability Company Agreement of One Water Marine Holdings, LLC
In connection with our IPO, in February 2020, OneWater LLC amended and restated its limited liability company agreement (the “OneWater LLC Agreement”) to, among other things provide for a single class of common units representing ownership interests in OneWater LLC and provide for certain other rights as specified therein.
During fiscal year 2024, the Company, certain of our stockholders, and Peter and Teresa Bos (and entities controlled by them), held OneWater LLC Units.
Below is a summary of certain terms of the OneWater LLC Agreement.
Redemption Rights
Under the OneWater LLC Agreement, the holders of units in OneWater LLC (“OneWater Unit Holders”), subject to certain limitations, have the right (the “Redemption Right”), to cause OneWater LLC to acquire all or a portion of their OneWater LLC Units for, at OneWater LLC’s election, (i) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each OneWater LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification or (ii) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company (instead of OneWater LLC) has the call right (the “Call Right”) to acquire each tendered OneWater LLC Unit directly from the OneWater Unit Holders for, at the Company’s election, (x) one share of Class A common stock or (y) an equivalent amount of cash. In addition, the Company has the right to require (i) upon the acquisition by the Company of substantially all of the OneWater LLC Units, certain minority unitholders, or (ii) upon a change of control of the Company, each OneWater Unit Holder (other than the Company), to exercise its Redemption Right with respect to some or all of such unitholder’s OneWater LLC Units. As the OneWater Unit Holders cause their OneWater LLC Units to be redeemed, holding other assumptions constant, the Company’s membership interest in OneWater LLC will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock will be decreased.
Distributions and Allocations
Under the OneWater LLC Agreement, subject to the obligations of OneWater LLC to make tax distributions and to reimburse the Company for its corporate and other overhead expenses, the Company has the right to determine when distributions will be made to the holders of OneWater LLC Units and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the holders of OneWater LLC Units generally on a pro rata basis in accordance with their respective percentage ownership of OneWater LLC Units.
The holders of OneWater LLC Units, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any net taxable income of OneWater LLC. Net income and losses of OneWater LLC generally will be allocated to the holders of OneWater LLC Units on a pro rata basis in accordance with their respective percentage ownership of OneWater LLC Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent OneWater LLC has available cash and subject to the terms of any current or future debt instruments, the OneWater LLC Agreement requires OneWater LLC to make pro rata cash distributions to OneWater Unit Holders, including the Company, in an amount sufficient to allow the Company to pay its taxes and to make payments under the Tax Receivable Agreement (as defined below). In addition, the OneWater LLC Agreement requires OneWater LLC to make non-pro rata payments to the Company to reimburse us for our corporate and other overhead expenses, which payments are not treated as distributions under the OneWater LLC Agreement.
Issuance of Equity
The OneWater LLC Agreement provides that, except as otherwise determined by us, at any time the Company issues a share of its Class A common stock or any other equity security, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in OneWater LLC, and OneWater LLC shall issue to the Company one OneWater LLC Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of the Company’s Class A common stock are redeemed, repurchased or otherwise acquired, OneWater LLC shall redeem, repurchase or otherwise acquire an equal number of OneWater LLC Units held by the Company, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.
Competition
Under the OneWater LLC Agreement, the members have agreed that affiliates of Beekman, and its respective affiliates are permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with our customers. Beekman is beneficially owned and controlled by John G. Troiano, one of our directors.
Dissolution
OneWater LLC will be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) an election by us to dissolve OneWater LLC. Upon dissolution, OneWater LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of OneWater LLC, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion to the number of OneWater LLC Units owned by each of them.
Tax Receivable Agreement
In connection with our IPO, the Company entered into a tax receivable agreement with certain owners of OneWater LLC (the “Tax Receivable Agreement” and each such owner of OneWater LLC who is counterparty to a Tax Receivable Agreement a "TRA Holder"), including certain affiliates of P. Austin Singleton, Anthony Aisquith, certain entities controlled by Jeffrey B. Lamkin, Beekman and Peter and Teresa Bos (and entities controlled by them). The Company made $2.6 million in payments under the Tax Receivable Agreement in fiscal year 2024 and has not made any payments in fiscal year 2025 as of the date hereof.
As described above under “Limited Liability Company Agreement of One Water Marine Holdings, LLC” the OneWater Unit Holders may cause their OneWater LLC Units to be redeemed for shares of Class A common stock or cash, as applicable, in the future pursuant to the Redemption Right or the Call Right. OneWater LLC has made or intends to make for itself (and for each of its direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code, that will be effective for the taxable year of our IPO and each taxable year in which a redemption of OneWater LLC Units pursuant to the Redemption Right or the Call Right occurs. Pursuant to the Section 754 election, the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of OneWater LLC Units pursuant to the Redemption Right or the Call Right are expected to result in adjustments to the tax basis of the tangible and intangible assets of OneWater LLC. These adjustments will be allocated to the Company. Such adjustments to the tax basis of the tangible and intangible assets of OneWater LLC would not have been available to the Company absent its acquisition or deemed acquisition of OneWater LLC Units pursuant to the exercise of the Redemption Right or the Call Right. The anticipated basis adjustments are expected to increase (for tax purposes) the Company’s depreciation and amortization deductions and may also decrease the Company’s gains (or increase its losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company would otherwise be required to pay in the future.
The Company entered into the Tax Receivable Agreement with certain of the OneWater Unit Holders at the closing of our IPO. The Tax Receivable Agreement generally provides for the payment by the Company to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax (computed using the estimated impact of state and local taxes) that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the IPO as a result of, as applicable to each such TRA Holder, (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such OneWater Unit Holder’s OneWater LLC Units pursuant to the exercise of the Redemption Right or the Call Right or that relate to prior transfers of OneWater LLC Units that will be available to the Company as a result of its acquisition of those units and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement the Company will retain the benefit of the remaining net cash savings. Certain of the TRA Holders’ rights (including the right to receive payments) under the Tax Receivable Agreement are transferable in connection with transfers permitted under the OneWater LLC Agreement of the corresponding OneWater LLC Units or, subject to the Company’s consent (not to be unreasonably withheld, conditioned, or delayed), after the corresponding OneWater LLC Units have been acquired pursuant to the Redemption Right or Call Right.

The payment obligations under the Tax Receivable Agreement are the Company’s obligations and not obligations of OneWater LLC, and we expect that the payments the Company will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of the Company’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, as well as the amount and timing of the Company’s ability to use any deductions (or decreases in gain or increases in loss) arising from such increases in tax basis, are dependent upon significant future events, including but not limited to the timing of the redemptions of OneWater LLC Units, the price of the Company’s Class A common stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of the redeeming unit holder’s tax basis in its OneWater LLC Units at the time of the relevant redemption, the depreciation and amortization periods that apply to the increase in tax basis, the amount, character, and timing of taxable income the Company generates in the future, the timing and amount of any earlier payments that the Company may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable, and the portion of The Company’s payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing the Company’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and an assumed combined state and local income tax rate) to the amount it would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. Thus, the amount and timing of any payments under the Tax Receivable Agreement are also dependent upon significant future events, including those noted above in respect of estimating the amount and timing of the Company’s realization of tax benefits.
In addition, although the Company is not aware of any issue that would cause the IRS or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the Tax Receivable Agreement, the applicable TRA Holders will not reimburse the Company for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against future payments otherwise required to be made, if any, to such holder after the Company’s determination of such excess (which determination may be made a number of years following the initial payment and after future payments have been made). As a result, in such circumstances, the Company could make payments that are greater than its actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect the Company’s liquidity.
The term of the Tax Receivable Agreement commenced upon the completion of the IPO and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement. Payments under the Tax Receivable Agreement commenced in 2022 and, in the event that the Tax Receivable Agreement is not terminated, are anticipated to continue until after the date of the last redemption of the OneWater LLC Units. Payments will generally be made under the Tax Receivable Agreement as the Company realizes actual cash tax savings in periods after this offering from the tax benefits covered by the Tax Receivable Agreement. However, if the Company experiences a change of control (as defined under the Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations) or the Tax Receivable Agreement terminates early (at the Company’s election or as a result of the Company’s breach), the Company would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (determined by applying a discount rate equal to one-year LIBOR plus 100 basis points) and such early termination payment is expected to be substantial. The calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including (i) that the Company has sufficient taxable income to fully utilize the tax benefits covered by the Tax Receivable Agreement, and (ii) that any OneWater LLC Units (other than those held by the Company) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
The Tax Receivable Agreement provides that in the event that the Company breaches any of its material obligations under it, whether (i) as a result of its failure to make any payment when due (including in cases where the Company elects to terminate the Tax Receivable Agreement early, the Tax Receivable Agreement is terminated early due to certain mergers, asset sales, or other forms of business combinations or changes of control or the Company has available cash but fails to make payments when due under circumstances where the Company does not have the right to elect to defer the payment, as described below), (ii) as a result of the Company’s failure to honor any other material obligation under it, or (iii) by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the U.S. Bankruptcy Code or otherwise, then the applicable TRA Holders may elect to treat such breach as an early termination, which would cause all the Company’s payment and other obligations under the Tax Receivable Agreement to be accelerated and become due and payable applying the same assumptions described above.

As a result of either an early termination or a change of control, the Company could be required to make payments under the Tax Receivable Agreement that exceed its actual cash tax savings under the Tax Receivable Agreement. In these situations, the Company’s obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control that could be in the best interests of holders of Class A common stock or reducing the consideration paid in any such transaction to holders of Class A common stock. There can be no assurance that the Company will be able to meet its obligations under the Tax Receivable Agreement.
Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by the applicable TRA Holders under the Tax Receivable Agreement. For example, the earlier disposition of assets following a redemption of OneWater LLC Units may accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before a redemption of OneWater LLC Units may increase the applicable TRA Holders’ tax liability without giving rise to any rights of the applicable TRA Holders to receive payments under the Tax Receivable Agreement. Such effects may result in differences or conflicts of interest between the interests of the applicable TRA Holders and other stockholders.
Payments generally are due under the Tax Receivable Agreement within 5 business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will begin to accrue from the due date (without extensions) of the Company’s U.S. federal income tax return for the period to which such payments relate until such payment due date at a rate equal to twelve-month SOFR published by the CME Group Benchmark Administration Limited plus 221.513 basis points. Except in cases where the Company elects to terminate the Tax Receivable Agreement early or it is otherwise terminated as described above, generally the Company may elect to defer payments due under the Tax Receivable Agreement if the Company does not have available cash to satisfy its payment obligations under the Tax Receivable Agreement or if the Company’s contractual obligations limit its ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest from the due date for such payment until the payment date at a rate of twelve-month SOFR published by the CME Group Benchmark Administration Limited plus 621.513 basis points. However, interest will accrue from the due date for such payment until the payment date at a rate of twelve-month SOFR published by the CME Group Benchmark Administration Limited plus 221.513 basis points if the Company is unable to make such payment as a result of limitations imposed by existing credit agreements. the Company has no present intention to defer payments under the Tax Receivable Agreement.
The Tax Receivable Agreement generally may be amended if approved in writing by the Company, the majority of holders of rights under the Tax Receivable Agreement and, so long Beekman holds rights under the Tax Receivable Agreement, Beekman. To the extent an amendment would disproportionately affect payments made to certain holders of rights under the Tax Receivable Agreement, such amendment would require the written consent of such holders. Because the Company is a holding company with no operations of its own, its ability to make payments under the Tax Receivable Agreement is dependent on the ability of OneWater LLC to make distributions to the Company in an amount sufficient to cover the Company’s obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of OneWater LLC’s subsidiaries to make distributions to it. The ability of OneWater LLC, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant debt instruments issued by OneWater LLC or its subsidiaries and/other entities in which it directly or indirectly holds an equity interest. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid.
Registration Rights Agreement
On February 11, 2020, in connection with the closing of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Special Situations Investing Group II, LLC and Beekman. Pursuant to the Registration Rights Agreement, we agreed to register the sale of shares of Class A common stock under certain circumstances, as described below.
Subject to the certain limitations, any Holder(s) (as defined in the Registration Rights Agreement) has the right to require us to prepare and file a registration statement registering the offer and sale of a certain number of Registrable Securities (as defined in the Registration Rights Agreement). Generally, we are required to file such registration statement within 45 business days of such Demand Notice (as defined in the Registration Rights Agreement); or, if we are not then eligible to register the Registrable Securities for resale on Form S-3, within 60 business days of such Demand Notice. Subject to certain exceptions, we will not be obligated to effect a demand registration within 90 business days after the closing of any underwritten offering of shares of Class A common stock requested by a Holder.
We are not obligated to file more than three demand registrations for each Holder or its affiliates. We are also not obligated to effect any demand registration, among other things, unless the Registrable Securities requested to be included therein have an aggregate value of at least $7.5 million or consist of all of the Registrable Securities then held by the Holder(s) delivering the notice (the “Initiating Holder(s)”), as applicable.
In addition, any Initiating Holder(s) then able to effectuate a demand registration has the right, upon written notice to us to require us, subject to certain limitations, to effect a distribution of any or all of its shares of Class A common stock by means of an underwritten offering; provided, that the Registrable Securities of such Initiating Holder(s) requested to be included in such underwritten offering have an aggregate value of at least equal to $7.5 million or consist of all of the Registrable Securities then held by such Initiating Holder(s) as of such date.
Subject to certain exceptions, if at any time we propose to register an offering of Class A common stock or conduct an underwritten offering, whether or not for our own account, then we must notify each Holder of such proposal reasonably in advance of the anticipated submission or filing date (in the case of a registration) or the commencement of the offering (in the case of an underwritten offering), to allow such Initiating Holder(s) to include a specified number of their shares of Class A common stock in that registration statement or underwritten offering, as applicable.
These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and our right to delay or withdraw a registration statement under certain circumstances. Subject to certain limitations, we will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement.
Personal Guarantees Under the Inventory Financing Facility
In connection with our Seventh Amended and Restated Inventory Financing Agreement with Wells Fargo Commercial Distribution Finance, LLC and various lender parties thereto (as amended, the “Seventh Inventory Financing Facility”), in their individual capacities, (i) P. Austin Singleton, our Chief Executive Officer and Director, entered into that Fourth Amended and Restated Guaranty dated December 29, 2021 (the “Fourth Singleton Guaranty”), and (ii) Anthony Aisquith, our President, Chief Operating Officer and Director, entered into that Fourth Amended and Restated Guaranty dated December 29, 2021 (the “Fourth Aisquith Guaranty”), for the benefit of Wells Fargo Commercial Distribution Finance, LLC, as Agent to the Seventh Inventory Financing Facility.
In connection with our Eighth Amended and Restated Inventory Financing Agreement with Wells Fargo Commercial Distribution Finance, LLC and various lender parties thereto (as amended, the “Eighth Inventory Financing Facility”), which amends and restates the Seventh Inventory Financing Facility, in their individual capacities, (i) Mr. Singleton entered into that Fifth Amended and Restated Guaranty dated November 14, 2023, which amends and restates the Fourth Singleton Guaranty, and (ii) Mr. Aisquith entered into that Fifth Amended and Restated Guaranty dated November 14, 2023, which amends and restates the Fourth Aisquith Guaranty, for the benefit of Wells Fargo Commercial Distribution Finance, LLC, as Agent to the Eighth Inventory Financing Facility.
Mr. Singleton and Mr. Aisquith have each personally guaranteed $443.4 million as of September 30, 2024 of the amounts due under the Eighth Inventory Financing Facility. Mr. Aisquith’s guarantee is limited to circumstances involving fraud or disposal of collateral without payment to the lenders. No guarantee fees were paid by us to Messrs. Singleton or Aisquith in the last fiscal year.
Leases
We entered into store leases with certain related parties for which we incurred an aggregate of $2.5 million in lease expense in the fiscal year ended September 30, 2024. We currently lease the following retail facilities with the following related parties in amounts exceeding $120,000 in a fiscal year:

Location	Related Party	Fiscal Year 2024 Lease Amount
Alabama/Florida
Dadeville and Equality	P. Austin Singleton	$381,582
Gulf Shores	Peter and Teresa Bos	$144,491
Orange Beach, AL and Pensacola, FL	P. Austin Singleton	$204,000
Panama City Beach (Location No. 1)	Peter and Teresa Bos	$200,662
Panama City Beach (Location No. 2)	Peter and Teresa Bos	$474,174
Georgia / Texas
Buford, GA	P. Austin Singleton	$221,558
Buford, GA	P. Austin Singleton	$252,746
Fortson, GA and Conroe, TX	P. Austin Singleton	$426,892
Peter and Teresa Bos hold more than 10% of the voting power of the Company. P. Austin Singleton currently serves as a Director and as our Chief Executive Officer.
Consignment Inventory
We currently have an inventory consignment relationship with Global Marine Finance, LLC, an entity for which P. Austin Singleton, our Chief Executive Officer and a Director, and Anthony Aisquith, our President, Chief Operating Officer and a Director, each provide a personal guarantee. Under the inventory consignment arrangements, we display certain boats and yachts for sale in our stores, and once we enter into a retail sales agreement with a customer, we purchase the consigned boats or yachts from Global Marine Finance, LLC. We made payments to Global Marine Finance, LLC in the amount of $124.4 million in fiscal year 2024.
Maintenance, Repair and Other Services
We have entered into various arrangements with related parties for maintenance, repair and other services. The related party, nature of the transaction, and the amounts involved are set forth in the table below:

Related Party	Nature of Transaction	Amount for the Fiscal Year Ended September 30, 2024
Peter and Teresa Bos, through Legendary, LLC	Repair services and storage fees	$143,994
Peter and Teresa Bos hold more than 10% of the voting power of the Company.
Related Persons Transaction Policy
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers, one of our directors or a director nominee;
•any person who is known by us to be the beneficial owner of more than 5.0% of any class of our voting securities; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5.0% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5.0% of our Class A common stock.
Our Board has adopted a written related party transactions policy. Pursuant to this policy, our audit committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our nominating and governance committee will take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the related person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. All of the Related Party Transaction discussed in this proxy statement were reviewed pursuant to our related party transactions policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and our Class B common stock as of January 2, 2025, by:
•each of our Named Executive Officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock or Class B common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after January 2, 2025, are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
Unless otherwise indicated below, to our knowledge, and subject to applicable community property laws, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.
Our calculation of the percentage of beneficial ownership is based on 14,847,008 shares of Class A common stock and 1,429,940 shares of our Class B common stock outstanding as of January 2, 2025.
Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o OneWater Marine Inc., 6275 Lanier Islands Parkway, Buford, Georgia 30518.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned		Percentage of Voting Power(1)
	Class A	Class B	Class A	Class B
5% Stockholders:
Entities affiliated with Peter and Teresa Bos(2)	818,891	1,145,044	5.5%	80.1%	12.1%
American Century Capital Portfolios, Inc.(3)	1,833,642	—	12.4%	*	11.3%
Entities affiliated with P. Austin Singleton(4)	1,706,355	—	11.5%	*	10.5%
Royce & Associates, LP(5)	1,637,345	—	11.0%	*	10.1%
Gilder, Gagnon, Howe & Co. LLC(6)	1,242,160	—	8.4%	*	7.6%
BlackRock, Inc.(7)	823,656	—	5.5%	*	5.1%
Capital World Investors(8)	754,805	—	5.1%	*	4.6%
Directors and Executive Officers:
P. Austin Singleton(4)	1,706,355	—	11.5%	*	10.5%
Anthony Aisquith(9)	787,156	—	5.3%	*	4.8%
Jack Ezzell	80,338	—	*	*	*
Carmen Bauza	7,502	—	*	*	*
Christopher Bodine	20,808	—	*	*	*
Bari A. Harlam	16,785	—	*	*	*
Jeffrey Lamkin(10)	83,503	—	*	*	*
J. Steven Roy	15,532	—	*	*	*
John Schraudenbach	29,232	—	*	*	*
John Troiano(11)	260,525	—	1.8%	*	1.6%
All executive officers and directors as a group (10 persons)	3,007,736	—	20.3%	*	18.5%

*    Represents beneficial ownership of less than one percent (1%) of the outstanding common stock or voting power, as applicable.
(1)    Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. The OneWater Unit Holders hold one share of Class B common stock for each OneWater LLC Unit.
(2)    Includes (a) 228,664 shares of Class A common stock held directly by Mrs. Bos and Peter H. Bos, Jr., Mrs. Bos’s spouse, as tenants in the entirety and 590,227 shares of Class A common stock held directly by Legendary Investments, LLC, a wholly owned subsidiary of Legendary, LLC, which is controlled by Mr. and Mrs. Bos, and (b) 854,858 shares of Class B common stock of the Issuer, or an equivalent number of Common Units of OneWater LLC held by Mr. and Mrs. Bos as tenants in the entirety and 290,186 shares of Class B common stock held by Legendary Investments, LLC, a wholly-owned subsidiary of Legendary, LLC, which is controlled by Mr. and Mrs. Bos. The mailing address of Mr. and Mrs. Bos, Legendary Investments, LLC and Legendary, LLC is 4471 Legendary Drive, Destin, Florida 32541.
(3)    Based on information obtained from a Schedule 13G/A filed with the SEC on November 8, 2024 by American Century Capital Portfolios, Inc. (“ACCP”), American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”) and Stowers Institute For Medical Research, solely in its capacity as control entity of ACC (“Stowers”). As reported in the Schedule 13G, as of December 31, 2023, ACCP had sole voting and dispositive power with respect to 1,311,144 shares of our Class A common stock, and each of ACIM, ACC and Stowers had sole dispositive power with respect to 1,833,642 shares of our Class A common stock. The mailing address of ACCP, ACIM, ACC and Stowers is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.
(4)    Includes (a) 667,369 shares of Class A common stock directly owned by Auburn OWMH, LLLP (“Auburn LLLP”), (b) 345,678 shares of Class A common stock directly owned by the Philip Singleton Irrevocable Trust, dated December 24, 2015 (the “12/24 Trust”), (c) 602,033 shares of Class A common stock directly owned by the Austin Singleton Irrevocable Trust, dated December 30, 2015 (the "12/30 Trust") and (d) 91,275 shares of Class A common stock directly owned by a tax-exempt family charitable foundation (the “Foundation”). The general partner of Auburn LLLP is Singleton Asset Management, LLC, for which Michelle Singleton, Mr. Singleton’s wife, is the manager and has voting and investment control over shares held by Auburn LLLP. The 12/24 and 12/30 Trusts have third-party trustees, but Mr. Singleton may be deemed a beneficial owner of the shares held by the trusts. The mailing address for Auburn LLLP, the 12/24 Trust, the 12/30 Trust, the Foundation, and Mr. Singleton is 6275 Lanier Islands Parkway, Buford, Georgia 30518. In connection with a personal loan to Mr. Singleton, the 12/30 Trust has entered into a pledge agreement, pursuant to which the 12/30 Trust has granted to the lender a security interest in 51,826 shares of Class A common stock held by the 12/30 Trust.
(5)    Based on information obtained from a Schedule 13G/A filed with the SEC on October 17, 2024 by Royce & Associates, Inc ("Royce"). Royce reported that as of December 31, 2023, it had shared dispositive power with respect to 1,637,345 shares of our Class A common stock. The mailing address of Capital is 754 Fifth Avenue, New York, NY 10001.
(6)    Based on information obtained from a Schedule 13G/A filed with the SEC on October 7, 2024 by Gilder, Gagnon, Howe & Co. LLC (“Gilder”). Gilder reported that as of December 31, 2023, it had shared dispositive power with respect to 1,242,160 shares of our Class A common stock, which shares are held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares. The mailing address of Gilder, Gagnon, Howe & Co. LLC is 475 10th Avenue, New York, NY 10018.
(7)    Based on information obtained from a Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. BlackRock, Inc. reported that as of December 31, 2023, it had shared dispositive power with respect to 823,656 shares of our Class A common stock. The mailing address of Capital is 50 Hudson Yards, New York, NY 10001.
(8)    Based on information obtained from a Schedule 13G filed with the SEC on February 9, 2024 by Capital World Investors ("Capital"). Capital reported that as of December 31, 2023, it had shared dispositive power with respect to 754,805 shares of our Class A common stock. The mailing address of Capital is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.
(9)    Includes 787,156 shares of Class A common stock held directly by Russell County Properties, LP (“Russell LP”). The general partner of Russell LP is Russell County General, Inc., for which Mr. Aisquith’s spouse, Yesica Ziobrowski Aisquith, is the President and has voting and investment control over shares held by Russell LP. The mailing address of Russell LP is 4695 Whitestone Way, Suwanee, Georgia 30024.
(10)    Includes (a) 20,808 shares of Class A common stock directly owned by Mr. Lamkin and (b) 62,695 shares of Class A common stock directly owned by L13, LLLP (“L13”). Mr. Lamkin serves as the president of Agape Management, Inc. the general partner of L13, and has sole voting and investment control over shares held by L13. The mailing address of L13 is 1023 State Highway 361, Suite C, #218, Port Aransas, Texas 78373.
(11)    Includes (a) 55,722 shares of Class A common stock directly owned by Beekman Investment Partners AIV III-OWM, L.P. (“AIV III”), (b) 183,995 shares of Class A common stock directly owned by OWM BIP Investor, LLC (“BIP Investor”), and (c) 20,808 shares of Class A common stock owned directly by Mr. Troiano. AIV III is an investment fund that is managed by a general partner, Beekman Investment Group III, LLC (“BIG III”). BIP Investor is an investment vehicle wholly owned by AIV III. Mr. Troiano is the sole manager of BIG III. The mailing address for AIV III, and BIP Investor is c/o The Beekman Group, 530 Fifth Avenue, 23rd Floor, New York, New York 10036.

REPORT OF THE AUDIT COMMITTEE
The audit committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The audit committee operates under a written audit committee charter that has been adopted by the Board, a copy of which is available under “Investors > Governance > Governance Documents” on our website at www.onewatermarine.com. All members of the audit committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards and rules of Nasdaq and the SEC.
The functions of the members of the audit committee are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee’s members in business, financial and accounting matters.
The audit committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Company’s Form 10-K for the fiscal year ended September 30, 2024. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.
The audit committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the PCAOB. The audit committee also discussed with the independent registered public accounting firm critical audit matters, if any, included in the firm’s audit opinion and discussed the firm’s opinion regarding the Company’s internal controls over financial reporting.
In addition to the matters specified above, the audit committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with the independent registered public accounting firm periodically to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting, internal controls over financing reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Form 10-K for the fiscal year ended September 30, 2024.
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any other filings under the Exchange Act or the Securities Act of 1933 except to the extent we specifically incorporate it by reference to such filing.
J. Steven Roy, Chairman of the Audit Committee
Carmen R. Bauza
Christopher W. Bodine
Jeffrey B. Lamkin

OTHER BUSINESS
We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting of stockholders, he or she must provide timely written notice to our corporate secretary in the form prescribed by our Bylaws, as described under “Stockholder Proposals.”

STOCKHOLDER PROPOSALS
Stockholder proposals intended to be included in the proxy materials for the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Secretary of the Company no later than September 12, 2025, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by the Company’s Bylaws and the SEC.
Additionally, stockholders seeking to recommend a director candidate or who intend to present a stockholder proposal at the 2026 Annual Meeting of Stockholders not intended to be included in the proxy materials must provide the Secretary of the Company with written notice of the proposal no earlier than 120 days before the anniversary of the preceding year’s annual meeting of stockholders and no later than 90 days before the anniversary of the preceding year’s annual meeting of stockholders (provided, however, that if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of stockholders, then written notice must be received by the Company not later than the 10th day following the day on which the date of the 2026 Annual Meeting of Stockholders is first publicly announced by the Company). A stockholder nomination or written notice of a stockholder proposal at the 2026 Annual Meeting of Stockholders not intended to be included in the proxy materials must be provided no earlier than October 23, 2025 and no later than November 22, 2025. Notice must be tendered in the proper form prescribed by our Bylaws. Proposals not meeting the requirements set forth in our Bylaws will not be entertained at the annual meeting of stockholders.
Any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the nominating and governance committee, the committee that recommends nominees to the Board for election at each annual meeting of stockholders, must provide the Secretary of the Company with the information required by our Bylaws, which includes, but is not limited to: (a) all information relating to such nominee that would be required to be disclosed in a proxy statement for the election of such nominee as a director in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and such nominee’s written consent to serve as a director if elected; (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and such nominee, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (c) a representation that such nominee intends to serve a full term, if elected as director; and (d) such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholders or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such nominee.
In addition to satisfying the requirements under the Bylaws described in the immediately preceding paragraphs, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 22, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, then such written notice must be delivered by the later of (x) the 10th day following the public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company and (y) the date which is 60 days prior to the date of the 2026 Annual Meeting.
The nominating and governance committee is not required to consider director candidates received after the applicable date or without the required information. The nominating and governance committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption “Proposal No. 1-Election of Directors-Nomination of Directors.” Director candidates who are then nominated by the Board will be included in the Company’s proxy statement for that annual meeting of stockholders.

DELIVERY OF PROXY MATERIALS
Our 2024 annual report to stockholders for the fiscal year ended September 30, 2024, including audited financial statements, accompanies this proxy statement.
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and other information may be obtained without charge upon written request addressed to OneWater Marine Inc., 6275 Lanier Islands Parkway, Buford, Georgia 30518 or by telephone at (678) 541-6300, in each case Attention: Chief Financial Officer.
EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

APPENDIX A
Adjusted EBITDA Reconciliation
We view Adjusted EBITDA as an important indicator of performance. We define Adjusted EBITDA as net income (loss) before interest expense – other, income tax (benefit) expense, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in fair value of contingent consideration, gain (loss) on extinguishment of debt, stock-based compensation, restructuring and impairment and transaction costs.
Our Board of Directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the change in fair value of contingent consideration, gain (loss) on extinguishment of debt, stock-based compensation, restructuring and impairment and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measure should not be considered as an alternative to the most directly comparable GAAP financial measure. You are encouraged to evaluate each of these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.
Year Ended September 30, 2024, Compared to Year Ended September 30, 2023.

	Years Ended September 30,
Description	2024	2023	Change
	($ in thousands)
Net (loss) income	$(6,176)	$(39,111)	$32,935
Interest expense – other	37,050	34,557	2,493
Income tax (benefit) expense	(157)	(3,412)	3,255
Depreciation and amortization	22,187	26,788	(4,601)
Stock-based compensation	8,443	8,961	(518)
Change in fair value of contingent consideration	4,248	(1,604)	5,852
Transaction costs	1,530	1,839	(309)
Restructuring and impairment	15,318	147,402	(132,084)
Other expense (income), net	14	953	(939)
Adjusted EBITDA	$82,457	$176,373	$(93,916)
A-1

ONEWATER MARINE INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONEW2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60472-P22166

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONEWATER MARINE INC.

The Board of Directors recommends you vote FOR each of the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Anthony Aisquith	☐	☐	☐
1b. Carmen R. Bauza	☐	☐	☐
1c. Christopher W. Bodine	☐	☐	☐
1d. Bari A. Harlam	☐	☐	☐
1e. Jeffrey B. Lamkin	☐	☐	☐
1f. J. Steven Roy	☐	☐	☐
1g. John F. Schraudenbach	☐	☐	☐
1h. P. Austin Singleton	☐	☐	☐
1i. John G. Troiano	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Approval of, on an advisory (non-binding) basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2025.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V60473-P22166

ONEWATER MARINE INC.
Annual Meeting of Stockholders
February 20, 2025 8:00 AM, EST
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Austin Singleton, Anthony Aisquith and Jack Ezzell, or any of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of Class A common stock and Class B common stock of OneWater Marine Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-meeting format only via live webcast at 8:00 AM, EST on February 20, 2025, accessible at www.virtualshareholdermeeting.com/ONEW2025, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and at the discretion of the named proxies with respect to any other matter that may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side